UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Magnera Corporation
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Notice of Annual Meeting of Shareholders

When: 9:00 a.m. Eastern Time Monday, March 9, 2026
Where: Virtual Meeting only at www.virtualshareholdermeeting.com/MAGN2026 (“Meeting Website”)
Who can vote: Holders of record of Magnera’s common stock at the close of business on December 31, 2025
How to cast your vote (page 62)
By Telephone
By Internet
By Mail

Material availability:
The proxy statement for the 2026 Annual Meeting of Shareholders (“Annual Meeting”) to be held on March 9, 2026 and the 2025 Annual Report of Magnera Corporation (“Magnera” or the “Company”) are available at www.proxyvote.com.
Date of Mailing:
The date of mailing of this proxy statement is on or about January 14, 2026.
Record Date:
Only holders of record of the Company’s common stock at the close of business on December 31, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.
Items of Business:
1.	To elect nine directors for a term of one year;
2.	To ratify the selection of Ernst & Young LLP as Magnera’s independent registered public accounting firm for the 2026 fiscal year;
3.	To vote, on an advisory, non−binding basis, on the Company’s named executive officer compensation for fiscal year 2025; and
Such other business as may properly come before the Annual Meeting.
To participate in the Annual Meeting, you must log onto the Meeting Website and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Availability. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described above.

Jill L. Urey, Secretary

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Proxy Statement Summary

Proposals Requiring Your Vote
Your vote is very important to us and our business. Please cast your vote immediately on all proposals to ensure your shares are represented.

Proposal		Board Recommendation	Page
1	Election of Directors	FOR	6
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	12
3	Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)	FOR	14

Magnera Corporation
Magnera Corporation (NYSE: MAGN) serves 1,000+ customers worldwide, offering a wide range of material solutions, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry. Operating across 45 global facilities, Magnera is supported by over 8,500 employees.

Purpose	Promise
To better the world with possibilities made real	Co-creation of innovative material solutions that propel our customers’ goals and solve end-users’ problems

 Beliefs

Websites
Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this proxy statement.
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Cautionary Statements Regarding Forward-Looking Information
Information included or incorporated by reference in Magnera Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and press releases or other public statements contains or may contain “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such “forward-looking” statements include, but are not limited to, statements with respect to our financial condition, results of operations and business, our expectations or beliefs concerning future events, including future financial and operating results, objectives, expectations and intentions, and other statements that are not historical facts. These statements contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward” or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management and are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. These risks, uncertainties, and other unpredictable or uncontrollable factors include, but are not limited to, those described herein; in Part I, “Item 1A. Risk Factors,” and under the heading “Forward-Looking Statements” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025 (the “2025 Form 10-K”) filed with the SEC; and in its other filings with the SEC, all of which are available on the SEC’s website at www.sec.gov.
Additionally, the forward-looking matters discussed in this proxy statement may not occur and readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Year in Review
On November 4, 2024, Treasure Holdco, Inc. (“Treasure”), which was a wholly owned subsidiary of Berry Global Group, Inc. (“Berry Global”), completed its merger (the “Transaction”) with Glatfelter Corporation (“GLT”), which concurrently changed its name to Magnera Corporation (“Magnera” or the “Company”). As a result of the Transaction, pre-Transaction Treasure shareholders received shares of Magnera representing 90% of the combined company and GLT shareholders retained 10% of the combined company’s outstanding shares of common stock.
Fiscal year 2025 began upon close of the Transaction on November 4, 2024, and ended September 27, 2025.
Financial Highlights
Reconciliations of GAAP to Non-GAAP Numbers are presented in Annex A of this proxy statement.

Fiscal Year 2025

$5M Reported Operating Income	$3,204M Reported revenue	$103M Reported Cash from operating activities
$362M Annualized EBITDA		$126M Free cash flow post-merger

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Nominees for Director

Name	Age	Joined	Primary Occupation	Other Public Boards	Committee Membership
					Audit	Comp	NCG
Curtis L. Begle	50	2024	President and CEO, Magnera Corporation	—
Bruce Brown*	67	2014	Retired Chief Technology Officer, Procter & Gamble, Inc.	1
Michael S. Curless*	62	2024	Retired Chief Investment Officer & Chief Customer Officer, Prologis	—
Thomas M. Fahnemann	64	2022	Former President and CEO, Glatfelter Corporation	—
Kevin M. Fogarty* (NEC)	60	2012	Retired President, CEO, and Director, Kraton Corporation, Inc.	1
Mary D. Hall*	69	2024	Executive Vice President and CFO, Ingevity Corporation	1
Samantha J. Marnick*	55	2024	President, Americas, Latecoere	—
C. Rick Rickertsen*	65	2024	Managing Partner, Pine Creek Partners	2
Thomas E. Salmon*	62	2024	Retired Chairman and CEO, Berry Global	1

* Independent Director (NEC) Non-Executive Chair	Committee Chair Committee Member

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Corporate Governance Highlights

Independent Chair of the Board
Regular executive sessions of independent directors
Annual election of all directors
Proactive shareholder engagement
No shareholder rights plan (poison pill)
Stock ownership requirement for directors & officers

Shareholder right to call special meeting
Majority vote standard to elect directors
Proxy access provided for in the Bylaws
Director resignation policy
Active Board and Audit Committee oversight of risk management
Annual Board and standing committee self-assessments

Compensation Highlights
The Compensation Committee designs compensation programs that reflect the Company’s financial performance and are market-competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s purpose, promise, and beliefs. The objectives of our executive compensation programs are to attract, retain, motivate, and reward executives crucial to achieving the Company’s near-term operating plan and long-term growth, thereby creating shareholder value.
Our compensation programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Reward achievement of financial outcomes that increase shareholder value	Provide a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Require executives to own a meaningful personal stake in the Company

Total compensation for our executives consists of:

Base Salary	• Fixed Cash	Short-Term Incentive	• Cash Bonus for achievement of the annual operating plan
Long-Term Incentive	• Equity awards tied to long-term performance and stock price growth • Performance Stock Units • Restricted Stock Units	Benefits	• Retirement Savings • Health & Welfare Benefits	• Severance • Minimal Perquisites

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Compensation Governance and Best Practices
The Compensation Committee, comprised entirely of independent directors, regularly monitors and implements best practices in the Company’s executive compensation programs. The following practices demonstrate our commitment to strong governance within our executive compensation programs.

What We Do

Maintain a pay mix that is heavily performance-based.

Establish compensation levels after consideration of peer group market data, generally in a reasonable range around the 50th percentile for target total direct compensation (base and short- and long-term incentive), with pay aligned to individual performance and depth of leadership experience.

Assess and design compensation programs to mitigate compensation-related risks.

Maintain stock ownership guidelines for directors and executives.

Maintain holding requirements on equity grants to comply with stock ownership guidelines.

Use multiple performance metrics in the short- and long-term incentive plans to avoid heavy reliance on one definition of success.

Maintain a clawback policy for incentive-based compensation.

Require double-trigger vesting of long-term incentives in the event of a change in control.

Consider shareholder input and feedback on compensation program design and conduct an annual say-on-pay vote

Retain an independent compensation consultant who meets regularly in executive sessions with the Compensation Committee.

What We Don’t Do

Provide for standalone change in control agreements or excise tax gross-ups in the event of a change in control.

Backdate or reprice stock options or stock appreciation rights.

Pay dividend equivalents on unearned performance awards.

Permit hedging transactions or short sales.

Permit pledging or holding Company stock in a margin account.

Provide excessive perquisites.

Provide uncapped incentive opportunities to avoid unnecessary risk-taking by management.

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Proposal 1

Election of Directors
The Board currently consists of nine directors, each of whom is standing for re-election at the Annual Meeting and each of whom is named in this proxy statement. The Company’s shareholders will vote on the election of the following nine director nominees to serve on the Board for one-year terms expiring on the date of the 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

Curtis L. Begle	Thomas M. Fahnemann	Samantha J. Marnick
Bruce Brown	Kevin M. Fogarty	C. Rick Rickertsen
Michael S. Curless	Mary D. Hall	Thomas E. Salmon

Each director nominee has consented to serve if re-elected to the Board. If at the time of the Annual Meeting a director nominee is unable to serve, an event we do not anticipate, the Proxy Holders (as defined in the “Frequently Asked Questions” section of this proxy statement) will vote for a substitute director nominee as may be designated by the Board, unless the Board elects to reduce the size of the Board accordingly or has not yet identified a replacement nominee.
The Board recommends a vote “FOR” each of the nine director nominees.
Director Nominees

Kevin M. Fogarty
NON-EXECUTIVE CHAIR
Independent
Board Committees: Compensation
Age: 60
Director Since: 2012

Mr. Fogarty serves as Non-Executive Chair of Magnera, a position he has held since August 2022. He retired as President, Chief Executive Officer and Director of Kraton Corporation, Inc. (“Kraton”) (formerly NYSE: KRA), a leading global sustainable producer of specialty polymers and high-value bio-based products, following its sale to DL Chemical in March 2022. Before joining Kraton in 2005, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including President for Polymer and Resins at Invista and President of KoSa’s Polymer and Intermediaries business. Since 2022, Mr. Fogarty has served as non-executive Chair of the Board of Directors of Ecovyst Inc. (NYSE: ECVT), a leading integrated and innovative global provider of specialty catalysts and services. He previously served on the boards of the American Chemistry Council (2017 – 2022), and OPAL Fuels Inc. (NASDAQ: OPAL) (2022 – 2025).
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Fogarty has significant experience with manufacturing, international operations, strategic partnerships, public company accounting and financial reporting, and new product development, in addition to his experience with strategic planning, operations, risk management, and corporate governance. He has more than ten years of experience as a director of public companies.
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Curtis L. Begle
DIRECTOR
President & CEO
Age: 50
Director Since: 2024

Mr. Begle serves as the President and Chief Executive Officer of Magnera. Prior to Magnera, Mr. Begle spent his entire career with Berry Global (formerly NYSE: BERY), which he joined in 1999. Most recently, he was the President of the Health, Hygiene and Specialties Division at Berry Global, one of its four business units, where he led the $3.4 billion global business. During his time with Berry Global, Mr. Begle rose through various positions of increasing responsibility in sales and leadership, serving as President of Berry Global’s Rigid Closed Top Division from 2009 to 2014 and President of the Engineered Materials Division from 2014 through 2018. Mr. Begle served on the Board of Directors and Executive Committee for the Flexible Packaging Association from 2016 to 2024 and served as its Chair from 2019 to 2021. Mr. Begle is also a committed member of the Evansville, Indiana community. He is the Immediate Past Chair of the Evansville Regional Economic Partnership, for which he has been a board member since 2016. He has also been appointed to the Evansville Promise Neighborhood Sustainability Council. Mr. Begle has served on the Board of Directors for Deaconess Health Systems since 2019. Additionally, in 2019, Mr. Begle joined the Board of Trustees for the University of Evansville, his alma mater.
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Begle has extensive and long-tenured involvement in the consumer packaging and engineered materials industry. His experience includes leadership of global commercial, operations, supply chain, human resources, and innovation.

Bruce Brown
DIRECTOR
Independent
Board Committees: Compensation, Chair Nom & Corp Gov
Age: 67
Director Since: 2014

Mr. Brown retired in 2014 from his position as the Chief Technology Officer of Procter & Gamble, Inc. (“P&G”), a publicly traded consumer goods company (NYSE: PG). With 34 years of experience at P&G, Mr. Brown’s responsibilities included leadership for P&G’s Innovation and Technology Program and Global Research & Development. Globally recognized as an innovation thought leader, Mr. Brown currently serves as Lead Independent Director for Innventure (NASDAQ: INV), a technology commercialization platform. He previously served on the Board of Directors for Nokia Corporation (NYSE: NOK) from 2012 to 2023 and Medpace Holdings, Inc. (NASDAQ: MEDP) from 2016 to 2019.
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Brown is a proven leader in innovation, global expansion, and organizational leadership development and he has familiarity with a number of the Company’s products and materials. He brings over three decades of business-building experience to the Board and has more than ten years of experience as a director of public companies.
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Michael S. Curless
DIRECTOR
Independent
Board Committees: Audit Nom & Corp Gov
Age: 62
Director Since: 2024

Mr. Curless is an industry veteran in commercial real estate spanning the industrial, office, retail, healthcare, and data center sectors. From 1995 to 2000 and again from 2010 to 2023, Mr. Curless was employed at Prologis (NYSE: PLD), a top 75 company in the S&P 500 with over 1 billion square feet in 19 countries. He originally served as the founding market officer for the Indianapolis and St. Louis operations. He rejoined Prologis on the executive team as the Chief Investment Officer with additional responsibility for all customer-related activity. Mr. Curless further chaired the Prologis Investment Committee. In 2019, he served as Prologis’ first Chief Customer Officer. From 2000 to 2010, Mr. Curless was the President and one of four principals at Lauth Property Group, a privately held, national construction and development firm. In this role, he had overall responsibility for operations, development and asset management for the firm. In his early career, Mr. Curless served as an associate with the Trammell Crow Company and as a financial analyst with General Electric Company. Mr. Curless is a former member of the Young Presidents’ Organization and is currently active with Indiana University in multiple capacities. He also serves on the Investment Committee for Sample Gates Management, LLC and is a director for the Western Golf Association, specifically focused on development of Evans Scholar recipients.
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Curless has executive level experience in both private and public companies at the highest level within the organizations. He is a proven leader in the international real estate industry with key experience in corporate strategy, capital markets, human resources, customer experience, and corporate transformation.

Thomas M. Fahnemann
DIRECTOR
Former President & CEO
Age: 64
Director Since: 2022

Mr. Fahnemann was President and Chief Executive Officer of Glatfelter Corporation (formerly NYSE: GLT) from 2022 to 2024. Since 2017, Mr. Fahnemann has been a member of the Board of Directors and Chair of the Audit Committee for AustroCel Hallein, a producer of pulp and bio-energy. From 2010 to 2017, Mr. Fahnemann served as the Chief Executive Officer and Chairman of the Management Board of Semperit Holding AG, a global manufacturer of industrial polymer products and solutions. Prior to 2010, he held leadership roles in various fiber- and chemical-based businesses, including serving as Chief Executive Officer and Chairman of the Management Board, RHI AG; Chief Executive Officer and Chairman of the Management Board, Lenzing AG; and Vice President, General Manager, KoSa (Koch Industries).
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Fahnemann has significant experience leading worldwide operations, including international and domestic sales, marketing, research and development, global supply chain, information technology, and corporate program management, overseeing legal and human resource functions, and leading strategy development.

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Mary D. Hall
DIRECTOR
Independent
Board Committees: Audit
Age: 69
Director Since: 2024

Ms. Hall is the Executive Vice President and Chief Financial Officer at Ingevity Corporation (NYSE: NGVT), a global specialty chemicals and materials company that manufactures bio-based and biodegradable chemistries, where she manages the finance organization, corporate development, investor relations, supply chain and information technology. Before joining Ingevity in 2021, she served as Chief Financial Officer and Treasurer at Quaker Houghton beginning in 2015. Prior to Quaker Houghton, Hall was Vice President and Treasurer of Eastman Chemical Company. During her 20-year tenure with Eastman, she held various senior-level financial positions including Controller, Treasurer, and Head of Business Finance. Prior to Eastman, Ms. Hall held financial and banking positions with Nalco Chemical Company and several banks, including Citibank and First Chicago (now J.P. Morgan). Ms. Hall serves on the Board of Directors for Applied Industrial Technologies (NYSE: AIT). She also serves on the Advisory Board of FM Global.
KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Hall has 30 years of experience as a public company financial executive. She has extensive experience on an international basis in finance, capital markets, investor relations, corporate strategy and development, risk management, information technology, and supply chain.

Samantha J. Marnick
DIRECTOR
Independent
Board Committees: Compensation Nom & Corp Gov
Age: 55
Director Since: 2024

Ms. Marnick is the President of the Americas Region for Latecoere, a French, publicly traded tier 1 supplier to major international aircraft manufacturers. As Regional President, she oversees business development, sales and programs, and manufacturing operations within her respective region. Before assuming her current role with Latecoere, she served on its board of directors starting in 2024. Prior to joining Latecoere, Ms. Marnick provided operational and business consulting services on strategy, acquisition targets, contract negotiations, turnarounds/divestures, supply chain, operations, human capital, and labor relations issues, as well as senior executive coaching. Formerly, she was the Chief Operating Officer, President Commercial for Spirit AeroSystems (NYSE: SPR), a global aerostructures supplier with $6B in 2023 revenues and 18,000 employees across US, Europe, and Asia. Before leaving Spirit in 2023, Ms. Marnick had primary responsibility for the commercial business (approximately $5 billion in revenue) and had global corporate responsibility for operational metrics, make-buy-where, supply chain, logistics, facilities footprint, and advanced manufacturing. Prior key functional roles at Spirit included Chief Administrative Officer and Chief Human Resource Officer. Before joining Spirit in 2006, Ms. Marnick spent most of her career in management consulting focused on human capital, communication, and change management consulting with Mercer Human Resource Consulting in Europe and the US; Watson Wyatt Worldwide in the UK; and as a Civil Servant for the UK’s Department of Health and Social Security. Since 2018, she has served as a board member for InTrust Bank (privately held). She also previously served as a board member for the US Chamber (Non-Profit), and as a Company Trustee (representing Spirit) on the IAM National Multi Employer Pension Fund.
KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Marnick is a high-achieving global leader with an exceptional career record in P&L operations, human resources, and communication consulting. Her prior experience includes executive compensation, global human resources strategy and transformation, mergers and acquisitions, regulatory compliance, risk management, supply chain, and sustainability.
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C. Rick Rickertsen
DIRECTOR
Independent
Board Committees: Audit, Chair Compensation
Age: 65
Director Since: 2024

Mr. Rickertsen is currently the managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C., a position he has held since 2004. He has worked in private equity for over 25 years. Prior to founding Pine Creek Partners, Mr. Rickertsen was Chief Operating Officer and Managing Partner of Thayer Capital Partners from 1998 to 2004. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. Currently, he serves on the following public company boards: Hut8 (NASDAQ: HUT) since 2024 and Strategy Inc. (f/k/a MicroStrategy) (NASDAQ: MSTR) since 2002. Mr. Rickertsen served on the Board of Berry Global (formerly NYSE: BERY) from 2013-2024, and held previous directorships with Noranda Corporation, Convera Corporation, UAP Holding Corp., and Homeland Security Capital Corporation.
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Rickertsen is a recognized expert in management buyouts and mergers. He has further extensive experience in mergers and acquisitions, capital markets, finance, corporate strategy, corporate governance, executive compensation, and regulatory/compliance. He has more than 25 years of experience as a director of public companies.

Thomas E. Salmon
DIRECTOR
Independent
Board Committees: Nom & Corp Gov, Chair Audit
Age: 62
Director Since: 2024

Mr. Salmon is the retired Chief Executive Officer and Chairman of Berry Global (formerly NYSE: BERY), a Fortune 250 company and leading global manufacturer of rigid, flexible, and nonwoven packaging, protection and adhesive products with 200+ locations and ~40,000 associates worldwide and sales of nearly $13 billion. Mr. Salmon joined Berry Global in 2007. During his 16 years at Berry Global, he served in a number of leadership roles, including President and Chief Operating Officer, as well as President of its Consumer Packaging, Rigid Closed Top, and Engineered Materials divisions. Under Mr. Salmon’s leadership, Berry Global became a founding member of the Alliance to End Plastic Waste, and in 2021, he was appointed as an officer for the organization. In 2022, Mr. Salmon joined the American Chemistry Council’s Plastics Division Operating Committee leadership team as the Value Chain Committee Chair. Under his leadership, and through a number of initiatives and key customer collaborations, Mr. Salmon elevated Berry Global as a sustainability leader with its size, scale and influence across the value chain in creating a more circular, low-carbon economy. Before joining Berry Global, Mr. Salmon began his manufacturing career in sales with Honeywell International, successfully progressing through regional, national, and global sales management roles, and ultimately becoming General Manager. After leaving Honeywell, Mr. Salmon served as President of TYCO International Ltd Adhesives and later President of Covalence Specialty Adhesives LLC. Since 2018, Mr. Salmon has served on the Board of Directors of Old National Bank (NASDAQ: ONB). He also serves in various community roles.
KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Salmon is an industry leader with extensive experience in consumer packaging, including global commercial, operations, and supply chain management. His leadership experience also extends to corporate strategy, capital markets, sustainability, executive compensation, transformation, and mergers and acquisitions. He has over five years’ experience serving as a public company director.
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Board Skills and Experience
Our director nominees have diverse experience spanning a broad range of industries in the public, private, and not-for- profit sectors. They bring a wide variety of skills, qualifications, and viewpoints that strengthen and enrich the Board’s ability to carry out its oversight role as fiduciaries on behalf of our shareholders. We believe that Magnera and our shareholders substantially benefit from the Board’s individual and collective business acumen, sound judgment, informed decision-making, and careful guidance and oversight.
The chart below summarizes some of their key skills and experience that we find relevant to our business. As a summary, the chart does not include all the attributes, expertise, or skills that our director nominees offer, and the fact that a particular attribute, expertise, or skill is not listed does not mean that our director nominees do not possess it.

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Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2026. EY audited the Company’s consolidated financial statements for the fiscal year ended September 27, 2025.
Although shareholder ratification is not required by our organizational documents or applicable law, the Board believes it is a sound corporate governance practice to seek shareholder ratification of the appointment of EY. In the event EY’s appointment is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm but is not required to do so. Even if EY’s appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
An EY representative is expected to virtually attend the Annual Meeting. The representative will have an opportunity to make a statement at the Annual Meeting, if he or she desires to do so, and is expected to be available to respond to appropriate shareholder questions.
The Board and the Audit Committee recommend a vote “FOR” ratification of the appointment of EY as the
Company’s independent registered public accounting firm for the fiscal year ending September 26, 2026.
Independent Registered Public Accountant Fees
The following table sets forth the fees (in millions) incurred by EY for the fiscal year ending September 27, 2025, for various categories of professional services it performed as our independent registered public accounting firm.

2025
Audit Fees(1)	$6.9
Audit-Related Fees(2)	—
Tax Fees(3)	—
Total Fees	$6.9

(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for Securities and Exchange Commission filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)	Includes merger and acquisition due diligence and other attest or accounting services.
(3)	Includes domestic and international tax compliance, planning services and tax advice.
The Audit Committee’s Charter provides for the pre-approval of audit and non-audit services performed by the Company’s independent auditors and any other accounting firms. The Audit Committee may delegate this authority in writing to one or more of its members, and in such case, the member(s) to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee approved all audit fees and audit-related fees incurred by EY during fiscal year 2025. All services performed for the Company by EY were permissible under applicable laws and regulations.
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Change of Independent Registered Public Accountant
On the closing date of the Transaction, and in connection with the Transaction, following the conclusion of an evaluation managed by the Audit Committee, the Audit Committee approved the engagement of EY as the Company’s new independent registered public accounting firm for the fiscal year ending September 27, 2025.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through November 4, 2024, neither the Company nor anyone acting on its behalf consulted with EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, which were audited by Deloitte & Touche LLP (“Deloitte”), and neither a written report nor oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision on any accounting, auditing, or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
In connection with the appointment of EY, on November 4, 2024, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, effective immediately.
The audit report of Deloitte on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through November 4, 2024, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
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Proposal 3

Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)
Executive compensation is an important topic for our shareholders. We have designed our executive compensation program to strongly align with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests.
We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the fiscal year 2025 compensation of our named executive officers (“NEOs”).
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following resolution:
RESOLVED, that the fiscal year 2025 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.
The Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. However, as an advisory vote, the results of this proposal are non-binding, and neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board recommends a vote “FOR” the non-binding resolution approving the fiscal year 2025 compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion.
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Ownership of Stock

The following table sets forth certain information regarding beneficial ownership of the Company’s outstanding common stock as of the Record Date by (1) each person known by the Company to beneficially own more than 5% of the common stock of the Company; (2) each director, director nominee, and NEO; and (3) all directors and executive officers as a group (including executive officers who are not NEOs). The number of shares beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, all shares to which a person has the right to acquire beneficial ownership within 60 days of the Record Date are considered beneficially owned by that person.
Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Shares Beneficially Owned(1)	% of Class
Madison Avenue Partners, LP (2)	2,832,281	7.9%
Cetus Capital VI, L.P.(3)	2,803,984	7.8%
BlackRock, Inc.(4)	2,519,401	7.0%
The Vanguard Group(5)	2,370,428	6.6%
Engine Capital, L.P.(6)	2,358,341	6.6%
Newtyn Management, LLC(7)	2,271,500	6.3%

Name of Beneficial Owner	Position	Total Number of Shares Beneficially Owned(8)	% of Class
Thomas M. Fahnemann	Director	83,622	*
Curtis L. Begle	Director, Chief Executive Officer	68,208	*
Kevin M. Fogarty	Non-Executive Chair, Director	53,852	*
C. Rick Rickertsen	Director	50,807	*
Thomas E. Salmon	Director	44,790	*
Bruce Brown	Director	38,761	*
Michael S. Curless	Director	19,501	*
Samantha J. Marnick	Director	13,501	*
Eileen L. Beck(9)	Chief Human Resources Officer	11,892	*
Mary D. Hall	Director	9,501	*
James Till	Chief Financial Officer	2,726	*
Tarun Manroa	Chief Operating Officer	2,015	*
David Parks(10)	President, Americas	1,645	*
All directors and current executive officers as a group(11)		406,981	1%

*	Indicates ownership of < 1%
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(1)
For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares, voting or investment power for such stock. As a result, more than one person may beneficially own the same security. The address of each director, director nominee, and NEO is c/o Magnera Corporation, 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.

(2)
Information is based on Amendment No. 1 to Schedule 13G filed on November 14, 2025 by Madison Avenue Partners, LP (“Madison Partners”), Madison Avenue International Partners, LP (“Madison International”), EMAI Management, LLC (“EMAI”), Madison Avenue GP, LLC (“Madison GP”), Caraway Jackson Investments LLC (“Caraway”), and Eli Samaha. The reporting persons reported shared voting and shared dispositive power over 2,832,281 shares. Madison Partners and Madison GP are the investment manager and general partner of Madison International, respectively, EMAI is the general partner of Madison Partners, Caraway is the owner of Madison GP, and Mr. Samaha is the non-member manager of Madison GP, the managing member of EMAI, and the majority owner of Caraway. The address of the reporting persons is 150 East 58th St, 14th Fl, New York, NY 10155.

(3)
Information is based on Amendment No. 1 to Schedule 13G filed on August 8, 2025 by Cetus Capital VI, L.P. Cetus Capital VI, L.P. reported sole voting power and sole dispositive voting power over 2,803,984 shares. The address of Cetus Capital VI, L.P. is 8 Sound Shore Drive, Suite 303, Greenwich, CT 06830.

(4)
Information is based on Schedule 13G filed on July 17, 2025 by BlackRock, Inc. BlackRock, Inc. reported sole voting power and sole dispositive voting power over 2,439,104 shares and 2,519,401 shares, respectively. Beneficial ownership reported by BlackRock, Inc. reflects shares beneficially owned, or deemed to be beneficially owned, by certain business units (collectively, the “Reporting Business Units”) of BlackRock, Inc. and its subsidiaries and affiliates. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Information is based on Amendment No. 2 to Schedule 13G filed on July 29, 2025 by The Vanguard Group. The Vanguard Group reported sole voting power and sole dispositive voting power over zero and 2,318,530 shares, respectively, and shared voting power and shared dispositive voting power over 20,894 and 51,898 shares, respectively. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Information is based on Schedule 13D filed on November 21, 2024 by Engine Capital, L.P. (“Engine Capital”), Engine Jet Capital, L.P. (“Engine Jet”), Engine Lift Capital, LP (“Engine Lift”), Engine Capital Management, LP (“Engine Management”), Engine Capital Management GP, LLC, (“Engine GP”), Engine Investments, LLC (“Engine Investments”), Engine Investments II, LLC (“Engine Investments II”), and Arnaud Ajdler (collectively, the “Engine Group”). The Engine Group reported (i) sole voting power and sole dispositive power over 1,954,333 shares by Engine Capital, (ii) sole voting power and sole dispositive power over 199,079 shares by Engine Jet, (iii) sole voting power and sole dispositive power over 204,929 shares by each of Engine Lift and Engine Investments II, (iv) sole voting power and sole dispositive power over 2,358,341 shares by each of Engine Management, Engine GP and Mr. Ajdler, and (v) sole voting power and sole dispositive power over 2,153,412 shares by Engine Investments. The principal business of each of Engine Capital, Engine Jet, and Engine Lift is investing in securities. Engine Management serves as the investment manager of each of Engine Capital, Engine Jet and Engine Lift. Engine GP serves as the general partner of Engine Management. Engine Investments serves as the general partner of each of Engine Capital and Engine Jet. Engine Investments II serves as the general partner of Engine Lift. Mr. Ajdler serves as the managing partner of Engine Management and the managing member of each Engine GP, Engine Investments and Engine Investments II. The address of the Engine Group is 1345 Avenue of the Americas, 2nd Floor, New York, NY 10105.

(7)
Information is based on Schedule 13G filed on August 14, 2025. Newtyn Management, LLC reported sole voting and dispositive power over 2,271,500 shares. Newtyn Management, LLC is the investment manager to Newtyn TE Partners, LP and Newtyn Partners, LP. The address of Newtyn Management, LLC is 60 East 42nd Street, 9th Floor, New York, NY 10165.

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(8)	Represents shares beneficially owned by each owner as noted below:

Name of Beneficial Owner	Directly Owned	Indirectly Owned	Stock Appreciation Rights(a)
Thomas M. Fahnemann	83,622	—	—
Curtis L. Begle(b)	18,208	50,000	—
Kevin M. Fogarty(c)	22,314	31,538	—
C. Rick Rickertsen	50,807	—	—
Thomas E. Salmon(d)	9,501	35,289	—
Bruce Brown(e)	21,533	17,228	—
Michael S. Curless(f)	9,501	10,000	—
Samantha J. Marnick	13,501	—	—
Eileen L. Beck(g)	10,995	38	859
Mary D. Hall	9,501	—	—
James Till	2,726	—	—
Tarun Manroa	2,015	—	—
David Parks	1,645	—	—
All directors and current executive officers as a group(h)	261,592	144,125	1,264

(a)	Represents the gross number of shares of stock appreciation rights (“SOSARs”) outstanding on the Record Date.
(b)
Indirectly owned shares consist of 3,083 shares held indirectly by The Curtis L. Begle 2022 GRAT, 44,341 shares held indirectly by The Curtis L. Begle Living Trust, and 2,576 shares held indirectly by The Crue Meisler Begle Trust.

(c)	Indirectly owned shares consist of 31,538 shares held indirectly by GBBH Family Limited Partnership.
(d)	Indirectly owned shares consist of 35,289 shares held indirectly by The Thomas E. Salmon Revocable Living Trust.
(e)	Indirectly owned shares consist of 17,228 shares held indirectly by the Bruce Brown Revocable Trust.
(f)	Indirectly owned shares consist of 10,000 shares held indirectly by The Michael S. Curless Trust.
(g)	Directly owned shares include 2,758 RSUs vesting within 60 days after the Record Date. Indirectly owned shares consist of 38 shares held in a 401(k) account for the benefit of Ms. Beck.
(h)	Directly owned shares include 4,534 RSUs vesting within 60 days after the Record Date. Indirectly owned shares include 32 shares held in a 401(k) account for the benefit of Ms. Urey.
(9)	Ms. Beck retired from Magnera on December 31, 2025.
(10)	Mr. Parks retired from Magnera on November 15, 2025.
(11)	Inclusive of all current executive officers, including those who are not identified as NEOs, as well as Ms. Beck and Mr. Parks, who are no longer executive officers.
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Equity Compensation Plan Information
The following table provides certain information regarding the Company’s equity compensation plans as of September 27, 2025. All equity compensation plans have been approved by security holders.

	Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Securities remaining available for future issuance under equity compensation plans (excluding column (a))(2)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Magnera Security Holders	1,334,801(3)	—	5,143,822
Equity Compensation Plans Approved by Glatfelter Security Holders	20,289(4)	$224.51	—

(1)	Weighted average exercise price is based on the outstanding SOSAR price only.
(2)	For purposes of this calculation, it is assumed that PSUs will be paid at 100% of target.
(3)	Represents 740,423 RSUs and 594,378 PSUs. For purpose of this calculation, it is assumed that PSUs will be paid at 100% of target.
(4)	Represents 16,408 RSUs and 3,881 SOSARs that were carried over from Glatfelter Corporation’s Long-Term Incentive Plan.
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Corporate Governance & Board of Directors

Corporate Governance Principles
The Board and management are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles that provide a framework for the Company’s governance. The Board has also adopted a Code of Business Conduct and a Code of Business Ethics for our CEO and Senior Financial Officers.
The Governance page of the Company’s website at ir.magnera.com contains the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Corporate Governance Principles, Code of Business Conduct, a list of the directors of the Company, the charters of each standing committee of the Board, and the Code of Business Ethics for CEO and Senior Financial Officers.
Copies of these materials are also available, in print and at no charge, upon request to the Secretary of the Company at 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.
The Board reviews each of the Company’s corporate governance documents annually and recommends revisions accordingly.
The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for CEO and Senior Financial Officers by posting such information on its website.
Board Composition and Leadership
The Board currently consists of nine members. Each year, the Board elects one of its non-executive members to serve as Board Chair. Under the Board’s governance structure, the Board Chair:
•	presides at all meetings of the Board, including executive sessions;
•	identifies strategic issues to be considered for the Board agenda; and
•	consults with directors on the development of the schedule, agenda, and materials for all Board meetings.
When considering the election of a Board Chair, the Board reviews its governance structure and the qualifications of each director and determines who is best qualified to chair the Board. The Board believes the Company and its shareholders are best served by having a Board Chair who has knowledge of the Company’s business operations and industry and who can best oversee execution of the Company’s strategic plan, based on his or her extensive experience and knowledge of the Company’s operations, industry, competitive challenges, and opportunities.
Kevin M. Fogarty, an independent director, has served as the Board’s Non-Executive Chair since August 24, 2022. Based on his prior CEO experience and his knowledge of the Company’s business and industry, the Board determined that Mr. Fogarty is the director best qualified to serve in the role of Non-Executive Chair. The Board nominated Mr. Fogarty in November 2025 to continue as Non-Executive Chair, subject to and effective upon his re-election as a director at the Annual Meeting.
Committees of the Board of Directors
The Board has three standing committees: Audit, Compensation, and Nominating & Corporate Governance (“NCG”). Each standing committee has its own charter, which is available on the Company’s website at ir.magnera.com. Paper copies of the charters are also available, at no charge, upon written request to the Company Secretary.
The Board determined that all members of each standing Committee are independent as required under the NYSE listing standards and the applicable SEC rules and regulations.
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The following chart provides a summary of each Board standing committee’s duties, responsibilities, members, and number of meetings held during fiscal year 2025:
Audit Committee

Meetings in 2025: 4
Members:
C. Rick Rickertsen, Chair † *
Michael S. Curless †
Mary D. Hall † *
Thomas E. Salmon †
† Financially Literate within the meaning of the NYSE listing standards
* Audit Committee Financial Expert, as defined in the
applicable SEC regulations

Duties and Responsibilities
Assists the Board with oversight of:
  −
The quality and integrity of the accounting, auditing, and financial reporting practices of the Company;
  −
Compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct;
  −
Independent auditor’s qualifications and independence;
  −
Performance of the Company’s internal audit function and independent auditors;
  −
Company’s management of financial risks involving cybersecurity, insurance, natural disasters, environmental, and other corporate responsibility-related matters; and
  −
Financial policies and other matters of financial significance to the Company.

Compensation Committee

Meetings in 2025: 4 Members: Bruce Brown, Chair Kevin M. Fogarty Samantha J. Marnick C. Rick Rickertsen

Duties and Responsibilities
Discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including:
  −
Recommending to the Board an overall executive compensation policy and human capital strategy designed to support overall business strategies and objectives;
  −
Attracting, retaining, motivating and rewarding key executives;
  −
Linking compensation with organizational performance while appropriately balancing risk and reward;
  −
Aligning executives’ interests with those of the Company’s shareholders; and
  −
Providing competitive and reasonable compensation opportunities.
The Compensation Committee also periodically reviews the non-employee director compensation program for recommendation to the Board and provides Board oversight with respect to the Company’s human capital strategy.

Nominating & Corporate Governance Committee

Meetings in 2025: 3 Members: Thomas E. Salmon, Chair Bruce Brown Michael S. Curless Samantha J. Marnick

Duties and Responsibilities
Carries out responsibilities relating to governance matters, including:
  −
Making recommendations for nominations for election of directors, the composition of Board committees, appointment of executive officers, and Board structure;
  −
Developing and maintaining the Company’s Corporate Governance Principles; and
  −
Providing oversight of the Company’s corporate responsibility strategy, risk management, and compliance.
The NCG Committee also oversees the annual self-assessment of the Board and its standing committees.

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Board Independence
The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered Board, with a majority of independent members, and the full involvement of the independent directors in the Board’s operations and decision-making. As set forth in the Company’s Corporate Governance Principles, the Board has adopted the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of directors, which require that a director not have a material relationship with the Company.
Annually, each member of the Board is required to complete a questionnaire designed, in part, to provide information to assist the Board in determining if the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or director nominee has an affirmative duty to disclose to the NCG Committee relationships between and among that director (or an immediate family member), the Company, or Company management.
The Board has determined the following directors are independent and have no material relationship with the Company: Messes. Hall and Marnick and Messrs. Brown, Curless, Fogarty, Rickertsen, and Salmon. The Board has determined Mr. Begle, as the Company’s current CEO, and Mr. Fahnemann, as the former CEO of GLT, are not independent directors as defined under the NYSE listing standards and the Company’s Corporate Governance Principles.
Evaluation of Board Nominees
The NCG Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors, or members of management, using the same criteria. When evaluating whether to recommend an individual for nomination or re-nomination, the NCG Committee will consider, at a minimum and in accordance with the Company’s Corporate Governance Principles, the candidate’s independence, professional experience, diversity in personal background, knowledge of the Company’s business or industry, skills, expertise, wisdom, integrity, business acumen and availability to devote the necessary time to serve on the Board.
The Board believes that diversity in personal background, professional experience, qualifications, attributes and skills, and how they complement, supplement, or duplicate those of other Board members can enhance the effectiveness of the Board and are important considerations in evaluating and selecting director candidates.
The NCG Committee reviews the qualifications of each incumbent director, including the director’s understanding of the Company’s business and the environment in which the Company operates, attendance, and participation at Board and applicable committee meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s Elections Policy set forth in its Corporate Governance Principles (as discussed in greater detail below).
After the NCG Committee has completed its evaluation of all director candidates, it presents a recommended slate of directors to the Board for consideration and approval. The NCG Committee also discusses with the Board any candidates considered by the NCG Committee but not recommended for election or re-election as a director.
The NCG Committee recommended, and the Board approved, the nomination of all nine incumbent directors for re-election at the Annual Meeting. These decisions were based on the individual experiences, qualifications, attributes, and skills of each candidate, including as described in the skills matrix in the “Board Skills and Experience” section of this proxy statement.
Resignation and Majority Voting Policy
Incumbent Director Irrevocable Resignation
Pursuant to the Elections Policy in our Corporate Governance Principles, each incumbent director standing for election to the Board must, as a condition to such nomination, tender an irrevocable resignation in advance of the Annual Meeting. If such director is not re-elected by a majority of the votes cast at the Annual Meeting, the NCG Committee will make a recommendation to the Board about whether to accept or reject the director’s tendered contingent, irrevocable resignation. A director whose resignation is not accepted by the Board shall continue to serve until the next annual
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meeting of shareholders and until a successor has been elected and qualified, or until the earlier of their death, resignation, or removal. In making its recommendation, the NCG Committee will publicly disclose its decision and the rationale behind such decision within 90 days of certifying the final election results.
Majority Voting
Our Articles of Incorporation provide for a majority voting standard in uncontested elections of directors. The Board believes that a majority vote standard gives shareholders a greater voice in determining the composition of the Board by giving effect to shareholder votes “against” a director nominee and requiring a majority of votes cast to be “for” a director nominee in order for such nominee to obtain or retain a seat on the Board. Furthermore, a majority voting standard reinforces the Board’s belief that it is accountable to, and should represent the interests of, all the Company’s shareholders.
Similarly, our shareholders are afforded the protection of a “one share, one vote” framework in director elections. This prevents any individual shareholder from having the ability to exercise disproportionate voting power, control, or influence over director elections in excess of their actual economic ownership of our shares.
Pursuant to our Articles of Incorporation, our directors are elected as follows:
Contested Election. Nominees receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected. Shareholders do not have the right to vote against a nominee.
Uncontested Election. Nominees shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes are not considered to be votes cast.
Proxy Access
Pursuant to the Bylaws, any eligible shareholder, or group of no more than 20 eligible shareholders, that complies with certain informational disclosure requirements set forth in Sections 1.9(d) and 1.10 of our Bylaws, is permitted to include a director nominee or nominees (not to exceed 20% of the number of directors) in the Company’s proxy statement for its annual meeting.
In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in the Company’s proxy materials must be received by the Company Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s proxy statement mailing, subject to certain limited exceptions set forth in our Bylaws.
If no annual meeting was held in the preceding year, as was the case in 2025, a shareholder’s notice must be received the later of 90 days prior to the annual meeting or 10 calendar days after the meeting date is publicly disclosed. Accordingly, to be considered a timely notice for inclusion in this proxy statement, a shareholder notice must have been received by December 9, 2025 per the Current Report on Form 8-K filed with the SEC on November 28, 2025.
Meeting Attendance
The Board held four meetings during fiscal year 2025. The Board’s standing committees held a combined total of 11 meetings. Each director attended 88% or more of the total number of Board and standing committee meetings on which they served; overall attendance at such meetings was 99%. Non-executive directors meet in regularly scheduled Board executive sessions (without management), presided by the Non-Executive Chair.
All directors have been invited, and are strongly encouraged, to attend the Annual Meeting, but are not required to attend.
Continuing Board Education
We believe our shareholders are best served by a board that is well versed in subject matters relevant to board service and thoroughly comprehends the role and responsibilities of an effective board in the oversight and management of the Company. The Board regularly conducts Board education sessions on relevant topics for the Company’s future growth and success and to stay informed about best governance practices. We also feel it is appropriate for our directors to have
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access to educational programs on an ongoing basis to assist them in performing their duties as directors. The Company will reimburse directors for the reasonable costs of attending relevant and timely director education programs approved by the Board’s Non-Executive Chair. The Company is a member of the National Association of Corporate Directors. This membership provides continuing education programs, research data, conferences, and other resources for the Company’s directors and executives. The NCG Committee periodically reviews and oversees orientation programs for newly elected directors and suggests topics for continuing education programs for incumbent directors.
Board Self-Assessment
Our Board believes in a constructive self-assessment process as a governance best practice to improve its performance and ensure it is functioning effectively. As required by our Corporate Governance Principles, the NCG Committee oversees an annual self-assessment of the Board and its standing committees. Each director completes a written questionnaire to gather suggestions for improvement and feedback on a range of issues related to Board and standing committee effectiveness. An outside consultant reviews the questionnaire responses and additionally conducts individual interviews with each director. The feedback is aggregated and summarized by the consultant, who shares the feedback with the Board. Changes to Board practices, procedures, policies, and agendas are considered and implemented in response to the feedback as appropriate.
Board Oversight
The Board plays an active role in risk oversight to ensure that management is taking appropriate actions to identify, evaluate, manage, and mitigate significant risks. The Board reviews risks associated with the Company’s strategic plan and enterprise level risks annually. Periodically throughout the year, the Board actively monitors risks associated with the Company’s strategic plan through formal business updates it receives from management, including an annual report from management on information technology security matters.
The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to management, as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. At each regularly scheduled Board meeting, the Chair of each standing committee reports to the Board on the respective committee’s oversight activities, as needed.
The Company’s management is responsible for the day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.
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Risk Management

Board of Directors
Oversees the management of risks inherent in the operation of the Company’s business and the implementation of its strategic plan.

Audit Committee	Compensation Committee	NCG Committee

Oversees significant financial risks relating to accounting, foreign exchange, commodity exposures, contingent liabilities, reporting matters, cyber-security, insurance, natural disasters, environmental and corporate responsibility, regulatory requirements, and compliance with laws and regulations.
Oversees the evaluation of internal control effectiveness.
Meets regularly with representatives of the Company’s independent auditors.

Oversees the Company’s human capital strategy and compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to annually assess whether such policies are reasonably likely to have a material adverse effect on the Company.

Oversees the Company’s governance matters including the development and maintenance of the Company’s Corporate Governance Principles and
related policies and provides oversight of the Company’s corporate responsibility strategy, risk management and compliance.

Management	Internal Audit

Oversees the implementation, execution, and evaluation of policies, procedures, programs, and internal controls designed to identify and mitigate significant risks in order to provide reasonable assurance in the protection of Company assets and achievement of its strategic plans.

Assists and advises the Company’s management in identifying, evaluating, improving, and monitoring risk management techniques and methodologies as part of the Company’s enterprise risk management and internal control framework.
The Company’s Director, Internal Audit reports functionally directly to the Audit Committee.

Corporate Responsibility
At Magnera, we believe that meaningful progress begins with intentional, positive change across our people, partners, and communities. These efforts form the foundation for resilience and long-term success. Our vision is to deliver solutions that respect the planet and advance a truly circular economy. Achieving this vision depends on strong partnerships, open collaboration, and unwavering stakeholder support — principles deeply embedded in our corporate strategy.
Sustainability is not an obligation; it is a core responsibility and a catalyst for innovation. By harnessing advanced processes and breakthrough technologies, we deliver high-quality products that empower our customers to achieve their own commitments while reinforcing Magnera’s role as a trusted partner.
Despite being a formative year, Magnera achieved significant corporate responsibility milestones:
−	Completed our first Double Materiality Assessment, proactively identifying risks and opportunity to guide strategic decision-making
−	Expanded our zero waste-to-landfill network, with 37% of sites now achieving this status
−	Introduced next-generation barrier solutions free from harmful chemicals, setting a new benchmark for sustainable innovation
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Looking ahead, we will:
−	Socialize our corporate responsibility strategy across the organization and with external stakeholders
−	Sustain momentum and ensure compliance with emerging global regulations
Human Capital Management
We believe passion and curiosity fuels innovation, which begins with our global team. We had a unique opportunity in 2025 with the formation of Magnera, to bring together employees from across the globe, each with unique experiences and deep industry knowledge and know-how, to unleash the power of the organization. We leveraged these strengths when developing the organization’s culture and structure and successfully recruited additional external resources to join our team to balance the deep insights of long-tenured employees to those with contemporary external business experiences. Our strategy is focused on developing our employees to be well positioned to innovate new products working alongside our customers, integrate our world-class manufacturing technologies, and expand on our diverse product portfolio.
Health and Safety
Safety for our approximately 8,500 employees is our number one priority. We believe when it comes to employee safety, a zero-based incident rate should be our standard. It is through the adherence to our global environment, health, and safety principles that we have been able to identify and mitigate operational risks and drive continuous improvement.
Talent and Development
We seek to attract, develop and retain talent throughout the Company. Our succession management strategy focuses on a structured succession framework and multiple years of employee performance. Our holistic approach to developing key managers and identifying future leaders includes growth assignments, formal development plans and professional coaching.
Employee Engagement
We seek to ensure our employees are motivated to perform every day. To further that objective, our engagement approach focuses on clear communication and recognition. We communicate through regular employee meetings with business and market updates and information on production, safety, quality and other operating metrics. We have many recognition-oriented awards and conduct company-wide engagement initiatives with high levels of employee participation.
Inclusion
We strive to build a safe and inclusive culture where employees feel valued and treated with respect. We believe inclusion helps to drive engagement, innovation and cultural growth. To date, our focus has been on providing training for our global workforce and increasing awareness about Magnera’s purpose, promise and beliefs as the foundation of our culture for many years to come.
Ethics
Our employees are expected to act with integrity and we maintain a global Code of Business Conduct that is acknowledged by employees and provides the Company’s framework for conducting business ethically. We have controls in place for our employees and outside partners to report and address critical concerns. Our Integrity Helpline provides a free, anonymous, and confidential way to make a report via telephone or mobile device, and is available 24 hours a day, seven days a week, in multiple languages to support our global population. Concerns may also be shared directly with our Legal Department or the Audit Committee Chair.
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Director Compensation
Non-employee directors receive compensation for their service that is designed to compensate them fairly for the time, effort, and accountability required of a director and to align their interests with our shareholders. In making non-employee director compensation recommendations to the Board, the Compensation Committee considered the analysis of director compensation of the Company’s compensation peer group provided by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent compensation consultant (see discussion regarding the compensation peer group in the CD&A.). Meridian’s analysis included a review of annual cash retainers, annual equity grants, meeting fees, and committee fees compared to the compensation peer group.
Cash Compensation
In 2025, non-employee director compensation included the following cash fees for service:
•	Annual Cash Retainer Fee: $100,000
•	Additional Fees for those serving in role:
−	Audit Committee Chair: $25,000
−	Compensation Committee Chair: $20,000
−	NCG Committee Chair: $18,750
−	Non-Executive Chair: $130,000
Equity Compensation
Each non-employee director receives an annual RSU award with a target value of $150,000 based on the fair market value of the shares on the grant date. Such RSU awards fully vest, all restrictions lapse, and the shares are paid out on the first anniversary of the grant date. RSUs granted to directors will immediately vest upon a separation from service without cause, including change in control, death, or disability.
In 2025, each independent director’s annual award value of $150,000 was combined with a Transaction equity RSU award valued at $50,000 to recognize their involvement with pre-close activities associated with the Transaction. For these individuals, their 2025 annual award value increased to $200,000 in lieu of granting a separate award valued at $50,000. All non-employee directors are considered independent except for Mr. Fahnemann.
Other Benefits and Coverage
Each non-employee director is covered by the Company’s director and officer liability insurance policy, has entered into an indemnification agreement with the Company, and is covered under the Company’s travel accident insurance policy.
Share Ownership Guidelines
The Company has established share ownership guidelines for non-employee directors to enhance their alignment with shareholders’ interests. The share ownership guidelines preclude the sale of shares by a director until he or she holds shares with a value equal to five times the annual Board retainer of $100,000. Directly held shares and unvested RSUs count toward attainment of the guideline. All non-employee directors are in compliance or on track to be in compliance with the share ownership guidelines.
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Director Compensation Table

Name(1)	Fees Paid in Cash(2)	Stock Awards(3)(4)	Total
Bruce Brown	$120,000	$199,996	$319,996
Michael S. Curless	$100,000	$199,996	$299,996
Thomas M. Fahnemann	$100,000	$149,981	$249,981
Kevin M. Fogarty	$230,000	$199,996	$429,996
Mary D. Hall	$100,000	$199,996	$299,996
Samantha J. Marnick	$100,000	$199,996	$299,996
C. Rick Rickertsen	$125,000	$199,996	$324,996
Thomas E. Salmon	$118,750	$199,996	$318,746

(1)
Only non-employee directors receive compensation for service on the Board. Accordingly, our CEO, Curtis L. Begle, did not receive compensation for his service as director in 2025. For information on Mr. Begle’s 2025 compensation, see the Summary Compensation Table.

(2)	The amounts include annual retainer fees and standing committee chair fees paid in cash.
(3)
In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the amount shown for all non-employee directors is based on the grant date fair market value of $21.05 per share for RSUs granted on November 4, 2024, which vested one year after the grant date.

Name	Number of RSUs Granted
Bruce Brown	9,501
Michael S. Curless	9,501
Thomas M. Fahnemann	7,125
Kevin M. Fogarty	9,501
Mary D. Hall	9,501
Samantha J. Marnick	9,501
C. Rick Rickertsen	9,501
Thomas E. Salmon	9,501

(4)
Each independent director’s annual award value of $150,000 was combined with a Transaction equity RSU award valued at $50,000 to recognize their commitment of time to complete the required pre-close activities to ensure successful completion of the Transaction.

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Management Composition and Leadership
Below is biographical information regarding Magnera’s executive officers, excluding Curtis L. Begle, our President and
Chief Executive Officer, whose biographical information may be found under Proposal 1, “Director Nominees” section of this proxy statement.

Executive Officers

James Till
Chief Financial Officer
Age: 48
James Till has served as Chief Financial Officer since November 4, 2024. Mr. Till previously held various senior level finance positions at Berry Global since 2008, with most recently serving as Berry Global’s Corporate Controller (Principal Accounting Officer) since January 2014.

Tarun Manroa
Chief Operating Officer
Age: 45
Tarun Manroa has served as Chief Operating Officer since November 4, 2024. Mr. Manroa previously served as the Chief Strategy Officer for Berry Global where he had oversight of long-term strategy, global procurement and sustainability initiatives for the company. Mr. Manroa also had P&L responsibilities as the General Manager for Berry Global’s Engineered Materials Division. Mr. Manroa joined Berry Global in 2005 in an engineering role and progressed through various roles in plant leadership, product management and supply chain.

Jill L. Urey
General Counsel and Corporate Secretary
Age: 59
Jill L. Urey has served as General Counsel and Corporate Secretary since November 4, 2024. Ms. Urey previously served as General Counsel and Corporate Secretary of Glatfelter since December 2019. She started with Glatfelter in 2013 as Assistant General Counsel and assumed additional responsibilities as the Chief Compliance Officer in 2016.

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Executive Compensation

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs, the fiscal year 2025 compensation decisions made by the Compensation Committee, and the factors influencing its decisions.
The CD&A focuses on the 2025 compensation of the following NEOs:
•	Curtis L. Begle, Chief Executive Officer (“CEO”)
•	James Till, Chief Financial Officer (“CFO”)
•	Tarun Manroa, Chief Operating Officer (“COO”)
•	David Parks, President, Americas(1)
•	Eileen Beck, Chief Human Resources Officer (“CHRO”)(2)
(1)	Mr. Parks retired from Magnera on November 15, 2025
(2)	Ms. Beck retired from Magnera on December 31, 2025
Say-on-Pay
Our executive compensation programs are designed to align the Company’s short- and long-term performance with shareholder expectations. We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement. While this vote is advisory, we value our shareholders’ feedback and will review and take into consideration the results of our Say-on-Pay proposals when determining future executive compensation programs.
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The Board has adopted a policy providing annual Say-on-Pay advisory votes. Unless the Board modifies the Company’s policy, the next Say-on-Pay advisory vote will be held at our 2027 Annual Meeting of Shareholders. The next advisory vote on the frequency of Say-on-Pay advisory votes (“Say-on-Frequency” vote) will be held at our 2028 Annual Meeting of Shareholders.
Executive Summary
2025 Compensation Overview
On November 4, 2024, Treasure, which was a wholly owned subsidiary of Berry Global, completed the Transaction with GLT, which concurrently changed its name to Magnera. As a result of the Transaction, the following actions were taken by the Compensation Committee to establish the company’s executive compensation program:
•
Developed a compensation philosophy aligned to a reasonable range around the 50th percentile of the peer group compensation, comprised of base and incentive compensation, along with health, welfare, and retirement benefits.

•	Evaluated an appropriately sized compensation peer group comprised of companies generally aligned to the industry, to use when hiring Magnera’s NEOs.
•	Approved the hiring of the NEOs, including a competitive compensation offering for each individual (details provided below).
•	Designed Short-Term Incentive (“STI”) and Long-Term Incentive (“LTI”) programs to reward management for strong financial performance and to drive shareholder value in Magnera’s first fiscal year.
○	Adjusted EBITDA (“Adj. EBITDA”) and Post-Merger Adjusted Free Cash Flow were determined to be the two most important financial metrics for the STI and absolute stock price growth for the LTI.
•
Developed additional executive compensation programs with input from the Committee’s compensation consultant, including director and executive share ownership requirements, executive severance with market-driven, double-trigger change in control benefits, deferred compensation, and insider trading and clawback policies.

•	Conducted a risk assessment of each compensation program to ensure sound design that did not encourage excess risk-taking by management.
•	Reviewed and guided the development of Magnera’s human capital strategy, organizational design, and cultural integration, which were essential to establishing the global organization.

Primary Elements of Compensation
Element	Form	Relation to Performance
Base Salary	Fixed Cash	Reflects each NEO’s performance, responsibilities, skills, executive experience and value to the Company
Short-Term Incentive (“STI”)	Annual Cash Bonus	Variable pay that motivates and rewards NEOs for achieving annual financial results
Long-Term Incentive (“LTI”)	Performance Stock Units (“PSUs”)
Variable pay that motivates and rewards NEOs for achieving cumulative business and financial results derived from the Company’s strategic plan; directly aligns the NEOs’ interests with shareholders’ interests

	Restricted Stock Units (“RSUs”)	Promotes retention of NEOs that is aligned with Company stock price and supports execution of the Company’s strategic plan
Benefits	401(k) Plan, Non-Qualified Deferred Compensation Plan (“NQDC plan”), Health and Welfare Benefits, Severance Arrangements, and Minimal Perquisites	Market-competitive offerings to attract and retain high-caliber NEO talent

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The Compensation Committee believes compensation should reflect the Company’s financial performance and be competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s purpose, promise, and beliefs. The Compensation Committee recommends approval of the Company’s compensation philosophy to the Board and oversees the compensation programs for the NEOs and other executive officers of the Company. All compensation decisions impacting the CEO are approved by the Compensation Committee and require the ratification and approval of the independent members of the Board.
Total compensation for the NEOs and other Company executive officers consists of base salary, short- and long-term incentives, retirement and other benefits, and minimal perquisites. The Company’s executive compensation programs generally target total compensation at a reasonable range around the 50th percentile of its compensation peer group for a given year (see “Compensation Peer Group and Benchmarking Process” for a discussion of the compensation peer group). A significant portion of each NEO’s compensation is tied to the Company’s financial performance. The opportunity to earn incentive compensation, and the level of pay at risk, increases commensurate with the NEO’s level of responsibility, with the CEO having the greatest amount of pay at risk.
The Compensation Committee reviews the incentive plans annually, as discussed in the “Risk Management” section of this proxy statement, to determine whether they present undue risk to the Company. Based on this review of the incentive plans and input from the independent compensation consultant (the “Consultant”), the Compensation Committee determined the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
2025 CEO Compensation Highlights
Mr. Begle’s experience leading the legacy Health, Hygiene, and Specialties division at Berry Global and deep industry knowledge and experience were key factors in appointing him as CEO for Magnera and for establishing his 2025 compensation as follows:

2025 Annualized Targeted Total Direct Compensation
Curtis L. Begle CEO	Annualized Base Salary	$1,000,000
	Target Short-Term Incentive	$1,000,000 (100%)
	Total Target Cash Compensation (“TCC”)	$2,000,000
	Target Long-Term Incentive	$4,600,000
	Total Target Direct Compensation (“TDC”)	$6,600,000
Upon the closing of the Transaction, effective November 4, 2024, Mr. Begle received compensation as follows:
•	An annual award with a 2025 target value of $4,600,000, comprised of 75% performance-based restricted stock units and 25% time-based restricted stock units.
○	Performance shares are tied to the achievement of stock price growth hurdles established by the Board, at the conclusion of a three-year performance period
○	Time-based restricted stock units to be earned ratably over a three-year period, subject to continuous employment
•
Mr. Begle received a special Transaction-related cash retention bonus of $750,000 paid in May 2025, six months following the closing of the Transaction. This payment represents Magnera’s obligation under the terms established by Berry Global prior to Transaction close.

•
To further aid in the retention of Mr. Begle during the critical first three years of Magnera’s existence, the Board approved a special, one-time, time-based restricted stock unit grant valued at $1,500,000 to cliff vest at the end of a three-year period, subject to continuous employment.

•
In addition to his TDC, Mr. Begle is eligible to participate in the Company’s NQDC plan and is subject to the Clawback and Insider Trading policies. He is also eligible for health, welfare, and retirement programs with the same benefit levels available to salaried employees and he has limited perquisites, which include ability to opt into an annual executive health physical and executive long-term disability.

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CEO Employment and Severance Agreement
In December 2024, the Company entered into an employment agreement with Mr. Begle (the “CEO Employment Agreement”) that includes the following key elements:
•
An initial term of the executive’s employment that commenced in December 2024 and will end on the third anniversary (the “Initial Employment Period”), unless terminated earlier by the Board, or Mr. Begle in the case of good reason that does not get cured by the Company

•	Confirmation of the material elements of Mr. Begle’s position, job duties, compensation and participation in the Company’s executive compensation programs
•
An automatic renewal of the CEO Employment Agreement for a subsequent one-year period, following the Initial Employment Period, unless either party provides at least sixty (60) days’ written notice prior to the agreement’s expiration date of its intention not to renew the CEO Employment Agreement

•
Covenants upon termination of employment, including a general release of claims, non-disclosure and non-use of confidential information, non-competition, non-solicitation and sole and exclusive company ownership of Mr. Begle’s inventions or intellectual property rights where applicable

•	Additional information on the CEO Employment Agreement is available in the Company’s Current Report on Form 8-K, filed with the SEC on December 20, 2024
2025 NEO Compensation Overview and Highlights
The annualized compensation for the remaining NEOs, including Messrs. Till, Manroa and Parks and Ms. Beck, was approved by the Compensation Committee consistent with the Company’s compensation philosophy applying the same principles that were used to establish Mr. Begle’s compensation. Each NEO’s 2025 Total Direct Compensation is listed below.

2025 Annualized Targeted Total Direct Compensation
James Till CFO	Annualized Base Salary	$575,000
	Target Short-Term Incentive	$431,250 (75%)
	Total Target Cash Compensation (“TCC”)	$1,006,250
	Target Long-Term Incentive	$1,200,000
	Total Target Direct Compensation (“TDC”)	$2,206,250

2025 Annualized Targeted Total Direct Compensation
Tarun Manroa COO	Annualized Base Salary	$550,000
	Target Short-Term Incentive	$412,500 (75%)
	Total Target Cash Compensation (“TCC”)	$962,500
	Target Long-Term Incentive	$900,000
	Total Target Direct Compensation (“TDC”)	$1,862,500

2025 Annualized Targeted Total Direct Compensation
David Parks President, Americas	Annualized Base Salary	$520,000
	Target Short-Term Incentive	$338,000 (65%)
	Total Target Cash Compensation (“TCC”)	$858,000
	Target Long-Term Incentive	$500,000
	Total Target Direct Compensation (“TDC”)	$1,358,000
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2025 Annualized Targeted Total Direct Compensation
Eileen L. Beck CHRO	Annualized Base Salary	$450,000
	Target Short-Term Incentive	$270,000 (60%)
	Total Target Cash Compensation (“TCC”)	$720,000
	Target Long-Term Incentive	$500,000
	Total Target Direct Compensation (“TDC”)	$1,220,000
In addition, effective November 4, 2024, the Board approved a special, one-time, time-based equity grant in the form of RSUs to aid in the retention of the executive leadership team during the critical first three years of Magnera’s existence. The terms and conditions are the same as Mr. Begle’s special equity grant, including cliff vesting at the end of a three-year period, subject to continuous employment, except in the case of Mr. Parks and Ms. Beck who will be credited with continuous vesting after having remained employed for the first year of the award’s vesting cycle, as defined by the grant’s retirement provisions. Below are the equity grant award values for each individual.

Special One-Time LTI Award Values
Till	$500,000
Manroa	$500,000
Parks	$250,000
Beck	$250,000

Under terms established by Berry Global for Mr. Parks and GLT for Ms. Beck prior to the Transaction, a special Transaction-related retention cash bonus of $205,000 and $185,000, respectively, was paid by Magnera six months following the closing of the Transaction. Messrs. Till and Manroa did not participate in the special Transaction-related retention bonus program given their broad, global roles while employed by Berry Global prior to the Transaction.
Compensation Programs
Determination of Compensation Levels
The Compensation Committee seeks input from certain NEOs, external advisors, and other Company executives when determining compensation decisions. Specifically:

The Compensation Committee retains a consultant that regularly meets with the Compensation Committee in executive session to provide advice, information, and analysis on executive compensation and benefits.

The Compensation Committee confers with the Consultant, the CEO, and the CHRO to design compensation programs and obtain background on the Company’s key financial objectives, metrics, and performance, and design of the Company’s short- and long-term incentive compensation programs. Also, the CFO participates in establishing the financial objectives and metrics, and determining the plan’s final performance compared to the pre-established financial metrics.

Compensation decisions pertaining to the CEO are ratified by the independent members of the Board, based on recommendations by the Compensation Committee and guidance from the Consultant.
Compensation decisions pertaining to the NEOs, other than the CEO, are made by the Compensation Committee with consideration of recommendations from the CEO and guidance from the Consultant.
The Company’s legal counsel and Human Resources staff provide legal, governance, and technical input to the Compensation Committee with oversight by the Consultant.

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The Compensation Committee may invite NEOs or other executive officers to attend portions of its meetings; however, the Compensation Committee meets in executive session alone, with and without the Consultant, to reach final decisions regarding NEO compensation. Additionally, while the CEO makes recommendations to the Compensation Committee on the other NEOs’ compensation, he does not provide input or partake in the discussions and deliberations regarding his own compensation.
To assist with reviewing NEO compensation, the Compensation Committee considers market benchmark data, pay history, tally sheets, vested and unvested equity holdings, and required share ownership. The Compensation Committee uses this information, in addition to market compensation data, individual NEO and Company performance, and the Company’s succession planning when making compensation decisions for each NEO.
The Compensation Committee retains the consulting services of Meridian to:
•	provide competitive compensation market data
•	assess the competitiveness of the executive compensation programs
•	make recommendations regarding program design based on prevailing market practices and business conditions
•	advise the Compensation Committee on:
○	the level of each NEO’s compensation
○	the composition of the compensation peer group
○	incentive plan performance metrics and design
○	external trends and regulatory developments
○	changes or enhancements to the Company’s executive compensation policies
○	Say-on-Pay guidance and input
○	any potential risk to the Company as a result of the compensation programs’ design and overall structures
Compensation Peer Group and Benchmarking Process
To determine market levels, the Company targets a reasonable range around the 50th percentile of the Company’s peer group companies (the “Compensation Peer Group”), and the Compensation Committee reviews target total compensation for similarly situated executives from the Compensation Peer Group where data is available, as well as from multiple nationally-recognized compensation survey sources including:
•	William H. Mercer’s Executive Compensation Database
•	Willis Towers Watson’s Executive Compensation Database
For 2025 compensation decisions, the market review included the total compensation of the CEO, CFO, COO and all other NEOs.
The Compensation Peer Group is comprised of size-appropriate peer companies that share common industry and financial characteristics and compete with the Company for executive and employee talent. The Compensation Committee annually reviews the Company’s peer group companies to ensure they are a relevant and appropriate peer group.
Below is the list of companies the Compensation Committee used to establish 2025 compensation decisions:

2025 Compensation Peer Group
AptarGroup, Inc.	Packaging Corporation of America
Avery Dennison Corporation	Pactiv Evergreen Inc.
Clearwater Paper Corporation	Sealed Air Corporation
Greif, Inc.	Silgan Holdings Inc.
Louisiana-Pacific Corporation	Sonoco Products Company
Mercer International Inc.	Sylvamo Corporation
O-I Glass, Inc.	TriMas Corporation
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Target Pay Mix
Annually, the Compensation Committee reviews each NEO’s compensation mix of base salary, STI, and LTI, which comprises total target direct compensation for each NEO, to ensure that an appropriate level of the NEO’s recurring target compensation is tied to Company performance. The Compensation Committee believes this approach is appropriate to provide year-over-year consistency in analyzing the pay mix when compared to the Compensation Peer Group.
The targeted annual pay mix of compensation varies for each NEO, with an average of 68% of target pay considered at- risk for the NEOs (excluding the CEO). This average does not include one-time equity grants or other health, welfare, or retirement benefits. Consistent with the Company’s compensation philosophy, Mr. Begle has the highest level of STI and LTI target opportunity compared to the other NEOs, with 85% of his annualized total target direct compensation considered at-risk and variable. The Compensation Committee believes this level is appropriate for Mr. Begle given his responsibility as CEO to deliver on the Company’s long-term strategy and Transaction objectives, and to ensure alignment with shareholder expectations.
The charts below illustrate the mix of CEO and aggregate other NEOs’ 2025 compensation by type and form at target (excluding the one-time equity grants and other health, welfare, or retirement benefits):

Base Salary
The Compensation Committee believes base salary, which contributes to the Company’s compensation objectives of attracting and retaining talented executives, is an important element of compensation. The base salaries of the NEOs are reviewed and approved annually by the Compensation Committee and, in the case of the CEO, ratified by the independent members of the Board. The Compensation Committee considers several factors, without any assigned relative weightings, when determining base salary increases for NEOs:
•	Salary recommendations from the CEO for the NEOs other than himself
•	Company and individual NEO performance
•	Accountability and complexity of the NEO’s role in attaining Company objectives
•	External competitiveness of the NEO’s compensation
•	Internal equity and retention considerations
•	Executive succession planning
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NEO 2025 Base Salaries

	2025 Annualized(1)	% Change(2)
Begle	$1,000,000	N/A
Till	$575,000	N/A
Manroa	$550,000	N/A
Parks	$520,000	N/A
Beck	$450,000	N/A

(1)	See Summary Compensation Table for the actual base salary amounts paid to the NEOs in 2025.
(2)	Base salaries were set at the time of the Transaction, and no further adjustments were made during the fiscal year.
Short-Term Incentives (“STI”)
The Company provides an annual bonus opportunity to the NEOs under the Company’s STI program. The Compensation Committee approves a target bonus for each NEO expressed as a percentage of the NEO’s base salary. Generally, the Compensation Committee establishes target bonuses for the NEOs in a reasonable range around the 50th percentile of the Company’s compensation peer group for a given year.

2025 Target Bonus (% base salary)
Begle	100%
Till	75%
Manroa	75%
Parks	65%
Beck	60%

In November of each year, the Compensation Committee, in consultation with the Audit Committee Chair, determines the degree to which the pre-established STI performance metrics have been met with respect to the prior fiscal year. The Compensation Committee then decides whether — and if so, at what percentage level — to award bonuses to the NEOs.
The amount ultimately earned by the NEOs depends on the achievement of performance metrics; provided, however, the Compensation Committee may, in its discretion, adjust any bonus of a NEO downward based on its judgment of management’s achievement of the financial outcomes. Any downward adjustment to the CEO’s bonus requires ratification and approval by the independent members of the Board. The Board made no downward adjustments to Mr. Begle’s STI payment, nor did the Compensation Committee make any downward adjustments to the STI payments for the remaining NEOs.
The 2025 STI was based on Adj. EBITDA achievement weighted 75% and Post-Merger Adjusted Free Cash Flow weighted 25%. The Adj. EBITDA metric had a threshold of 90% achievement of target performance (which pays 50% of the target award) and a ceiling of 109% achievement (which pays 200% of the target award). Adj. EBITDA performance below threshold levels results in a zero payout for that metric. The Post-Merger Adjusted Free Cash Flow metric also had a threshold of 90% achievement of target performance (which pays 50% of target award) and a ceiling of 110% achievement (which pays 200% of target award). Post-Merger Adjusted Free Cash Flow performance below threshold results in a zero payout for that metric.
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Approved 2025 STI Plan Financial Targets

Adj. EBITDA
Weight 75%	Performance ($M)	Achievement	Payout
Threshold	$356	90%	50%
Target	$395	100%	100%
Maximum	$431	109%	200%

Post-Merger Adjusted Free Cash Flow
Weight 25%	Performance ($M)	Achievement	Payout
Threshold	$77	90%	50%
Target	$85	100%	100%
Maximum	$94	110%	200%

•
Adj. EBITDA (weighted 75%) – a non-GAAP measure, is defined as the Company’s earnings minus its costs, after excluding from such costs interest expense, taxes, depreciation, and amortization subject to adjustment (such as foreign exchange adjustments and timberland sales) as determined by the Compensation Committee. Adj. EBITDA target is annualized and spans from October 2024 through September 2025.

•
Post-Merger Adjusted Free Cash Flow (weighted 25%) – is defined as the Company’s cash flow with adjustments to appropriately address the treatment of deal-related cash flows at the time the Transaction was completed, and spans from the Transaction closing date through September 2025.

These metrics are intended to focus the NEOs on generating strong earnings and cash flow, which were important to achieving Magnera’s first year of financial performance.
The 2025 targeted performance levels for both metrics were derived from the Company’s 2025 annual operating plan as approved by the Board. Developing Magnera’s first year operating plan and the critical business priorities required to achieve targeted performance levels involved a variety of factors and assumptions, including but not limited to the projected revenues, earnings, synergies, and capital investments as a result of combining the two originating companies.
All financial performance targets were established at the start of the fiscal year. No adjustments were made to change or lower the performance targets, on account of the impacts from any internal/external business conditions.
Payouts are determined by the Compensation Committee based on actual financial achievement compared to the targets established at the beginning of the year (see “Annex A” for a discussion of the reconciliations of GAAP to Non-GAAP numbers).
The following table outlines the approved threshold, target, and maximum payment opportunities and financial goals for the NEOs under the 2025 STI, as well as the weighted payout results based on the performance metric weightings.
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2025 STI Plan Structure and Payout Levels

	Plan Goals				2025 Results
	Below (0% payout)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Achievement	Unweighted Payout	Weighted Payout	Total Weighted STI Payout
Achievement of Adj. EBITDA	< 90%	90%	100%	109%	91%	56.5%	42%	92%
Annualized Adj. EBITDA (millions)(1)	< $356	$356	$395	$431	$361.5
Achievement of Post-Merger Adjusted Free Cash Flow(2)	< 90%	90%	100%	110%	147%	200%	50%
Post-Merger Adjusted Free Cash Flow (millions)	< $77	$77	$85	$94	$125.0

(1)	Adj. EBITDA metric weighted 75%.
(2)	Post-Merger Adjusted Free Cash Flow weighted 25%.
The 2025 STI target bonuses and payouts for the NEOs are shown below:

NEO	Target Bonus (% base salary)	Eligible Salary(1)	Target Bonus	STI Payout (% of target)	STI Payout
Begle	100%	$920,000	$920,000	92%	$846,400
Till	75%	$529,000	$396,750	92%	$365,010
Manroa	75%	$506,000	$379,500	92%	$349,140
Parks	65%	$478,400	$310,960	92%	$286,083
Beck	60%	$414,000	$248,400	92%	$228,528

(1)	Eligible salaries reflect a prorated annual amount of 11 applicable months, due to the beginning of the fiscal year starting upon the close of the Transaction.
Long-Term Incentives (“LTI”)
The Compensation Committee believes long-term compensation provides strong incentive for executives to deliver and sustain long-term financial performance to benefit the Company’s shareholders. Annually, the Compensation Committee determines the target opportunity of LTI compensation to be granted to executives by targeting a reasonable range around the 50th percentile of the peer group but reserves discretion to deviate from the target.
The Company provided NEOs an annual LTI equity award comprised of 75% PSUs and 25% time-based RSUs.
2025 PSUs:
•
The LTI program is designed to be primarily performance-based, with 75% of each NEO’s grant date equity value (at target) awarded in PSUs that are tied directly to the Company’s achievement of stock price growth hurdles over a three-year performance period. The stock price growth hurdles were derived from multi-year historical stock price growth trends of peers and the Company’s anticipated stock price growth given certain assumptions regarding financial performance for the performance period.

•
PSUs were granted after the completion of the Transaction to allow for a stock settling period following closing. The number of shares was determined using a 15-day volume-weighted average stock price of $18.89 for the period of November 11, 2024 through November 29, 2024. A Monte Carlo value of $25.32 was used to determine the accounting value of awards.

•
The PSUs granted to the NEOs will be settled in shares of Company common stock and are payable at the end of three years based on achievement of the performance stock price goals and continuous employment.

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2025 RSUs:
•	The time-based RSUs granted to the NEOs are weighted 25% of the annual LTI award value and will vest equally in one-third increments on the first, second, and third anniversaries of the grant date.
2025 One-Time Special Award:
•
To further aid in the retention of each NEO during the critical first three years of Magnera’s existence, the Board approved a special, one-time, time-based restricted stock unit award that cliff vests at the end of a three-year period, subject to continuous employment.

LTI Grants(1)
NEO	Total Shares	Time-Based RSUs(2)	Performance-Based PSUs
			Minimum 25%	Target 100%	Maximum 200%
Begle	308,525	125,889	45,659	182,636	365,272
Till	85,647	38,003	11,911	47,644	95,288
Manroa	70,173	34,440	8,933	35,733	71,466
Parks	37,665	17,814	4,963	19,851	39,702
Beck	37,665	17,814	4,963	19,851	39,702

(1)	Additional details regarding the NEOs’ 2025 LTI grants can be found in the “Grants of Plan-Based Awards” section.
(2)	The table below represents the number of shares subject to the fiscal year 2025 annual awards and one-time special awards:

NEO	Annual Award	Special Award
Begle	54,631	71,258
Till	14,251	23,752
Manroa	10,688	23,752
Parks	5,938	11,876
Beck	5,938	11,876

Vesting of Previous Grants
Under the terms of the Transaction, Ms. Beck’s outstanding PSUs awarded by GLT were accelerated upon the closing of the Transaction. Her GLT RSUs were converted into Magnera RSUs and remained outstanding. In addition, all vested stock-only stock appreciation rights (“SOSARs”) were converted into Magnera SOSARs. The converted RSUs and SOSARs continue to be subject to the same terms and conditions, including vesting and expiration schedules, as originally granted. All awards, including the strike prices of the converted SOSARs, were adjusted to reflect a 1-for-13 reverse stock split effective on November 4, 2024. Details of Ms. Beck’s GLT RSUs that vested during fiscal year 2025 are presented in the “Grants of Plan-Based Awards” section.
Perquisites
Consistent with market practice, the Company provides limited perquisites. The Compensation Committee believes perquisites should be a minimal part of executive compensation and focused on the executive’s well-being. All NEOs are eligible to receive a Company-paid executive physical and opt into executive long-term disability coverage. More information on the perquisite costs can be found in the Summary Compensation Table.
Retirement Compensation
The Compensation Committee believes offering market-aligned retirement benefits allows the Company to attract, retain, and motivate qualified employees and executives in the current competitive marketplace.
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During 2025, the Company provided a qualified 401(k) plan for U.S.-based employees. Messrs. Begle, Till, Manroa and Parks each received a company matching benefit based on their individual contributions to their plan, which mirrored the terms of their legacy plan while working for Berry Global. Ms. Beck received a company contribution of 3% of her base earnings consistent with the terms of the legacy Glatfelter plan. The 401(k) contributions of all NEOs were subject to the 2025 Internal Revenue Code (“Code”) tax rules and regulations. Beginning in 2026, Magnera is implementing a single, integrated 401(k) plan in which the NEOs will receive up to a 4% company match provided they contribute 8% of eligible earnings and remain actively employed throughout the year.
Effective November 4, 2024, the Company began offering a non-qualified deferred compensation plan (“NQDC plan”) which coordinates with the 401(k) plan by providing a Company match related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 3% of such excess compensation, provided the executive contributes 6% to the plan. Executive officers can elect to defer compensation under the NQDC plan up to a maximum of 90% of base salary and STI, above the IRS limit. All NEOs were participants in the NQDC plan in 2025. Because the employer match is funded after the fiscal year ends, applicable earnings for fiscal year 2025 will be reflected in future disclosures.
Ms. Beck is also a participant in a legacy GLT NQDC plan that was originally established to replace the Supplemental Executive Retirement Plan (“SERP”), which was frozen effective December 31, 2019. The legacy GLT NQDC plan coordinated with the 401(K) plan by providing a company contribution related to compensation in excess of the IRS limit. The frozen legacy GLT SERP accumulates interest at the end of each calendar year. Additional details of NEO retirement programs can be found in the Non-Qualified Deferred Compensation Table below. Information regarding Ms. Beck’s frozen SERP balance is reflected in the Pension Benefits Table below.
Additional Compensation Policies and Practices
Executive Severance Plan and Double-Trigger Equity Vesting
The Company has an Executive Severance Plan to serve as the basis for determining the severance benefits available to the executives in the case of certain terminations of employment from the Company (other than for cause, resignation, death, or disability, each as defined in the Executive Severance Plan). The Compensation Committee retains the authority to modify or terminate severance arrangements, in its discretion, as circumstances may warrant. Additional details on severance and potential payments in the event of a termination of employment are discussed in the “Potential Payments upon Termination or Change in Control” section.
Under the Company’s Executive Severance plan, eligible NEOs receive change in control (“CIC”) benefits. The Compensation Committee believes these arrangements serve as an incentive for the NEOs to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. The CIC terms provide for severance and other benefits to be paid to the NEOs upon a qualifying CIC. Magnera CIC benefits do not include any tax gross-up provisions for excise taxes imposed under the Code.
The Company’s equity grant agreements include “double-trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the Executive Severance Plan). The Compensation Committee believes that the double-trigger provision ensures continuity of management during mergers and acquisitions and assists with retaining key executives, ultimately benefiting shareholders. Additional details on the CIC provisions and potential payments in the event of a CIC are discussed in the “Potential Payments upon Termination or Change in Control” section.
Share Ownership Guidelines
The Compensation Committee believes it is important to require the Company’s non-employee directors and senior executives to meet minimum share ownership guidelines.
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The share ownership guidelines require the CEO, CEO direct reports, Section 16 officers and non-employee directors (collectively, “Participants”) to accumulate and hold a meaningful level of Magnera stock to align the interests of management and the shareholders and ensure good governance practices. The Compensation Committee determines the guidelines using a multiple of each Participant’s base salary:

Position	Ownership Guideline (Multiple of Base Salary or Retainer)
CEO	6x
CEO Direct Reports and Section 16 Officers	3x
Non-Employee Directors	5x

The value of required ownership is reviewed and adjusted annually for salary increases and the number of shares needed to be owned will be affected by changes in stock price. Directly owned shares and beneficially owned shares held indirectly (e.g., by family members, trusts, etc.) are eligible for satisfying ownership guidelines.
Unvested RSUs and earned but unvested PSUs also count towards satisfying the ownership guidelines. As of the 2025 review, participants were compliant with the guidelines by either achieving the ownership multiple or adhering to a holding requirement as outlined below.
Holding Requirement
Until the executive share ownership level is attained, Participants must retain 50% of net profit shares realized at (i) payment of performance shares; (ii) vesting of restricted shares; and (iii) exercise of SOSARs. The Compensation Committee reviews progress toward satisfying the requirements annually.
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Clawback Policy
The Board adopted a Clawback Policy comprised of the mandated Dodd-Frank Clawback requirements that is applicable to the current and former Section 16 Officers. The Board also adopted an additional supplemental, discretionary Clawback Policy that works in conjunction with the Dodd-Frank Clawback policy and extends to the Company’s broader management team. Below is an overview of the two policies:

Provision	Magnera Dodd-Frank Clawback Compensation Recoupment Policy	Magnera Discretionary Clawback Compensation Recoupment Policy
Covered Population	• Current/former Section 16 Officers
•
Section 16 Officers
•
Key Managers – any participant who received incentive compensation under STI or LTI plans during a period where a restatement or misconduct occurred
•
Executive Officer/Key Manager in an upward direct reporting hierarchy to the covered individuals

Recoupment Trigger	• Any accounting restatement resulting from material noncompliance (no fault requirement)	• Accounting restatement resulting from material noncompliance, where lower payment would have otherwise been made • Intentional misconduct
Subject Period	• Three completed fiscal years prior to restatement	• Paid within three-year period prior to restatement resulting in excess incentive payment • Paid during any fiscal year in which intentional misconduct occurred
Covered Incentive-Based Compensation	• Incentive compensation granted, earned, or vested based on attainment of a “Financial Reporting Measure”	• Bonuses or awards (including stock options and SOSARs) under the Company’s short- and long-term incentive plans
Recoupment	• Mandatory, except if recovery is “impracticable” (i.e., direct cost of recovery exceeds amount of recovery, prohibited by law, or would violate qualified retirement plan rules)	• Discretionary as determined by the Board of Directors
Recoupment Method	• Methods include offset from future earnings or grants, recovery of previously paid compensation/gains, cancellation/forfeiture of existing awards, etc.
•
Board may seek direct repayment of any amounts to be recovered under the policy unless it is determined as unreasonable or adversely impacts the interest of the Company (i.e., likelihood of success to recover claimed excess under governing law, cost and effort of recovery, claims and/or investigations)

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Hedging and Pledging Policies
Directors and all employees, including the NEOs, are subject to an insider trading policy that prohibits such individuals from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars, or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Company stock. Our insider trading policy also prohibits covered persons from holding Company stock in a margin account or pledging our stock as collateral for a loan.
Tax Deductibility under Internal Revenue Code Section 162(m)
Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly held corporation during the year. The executive officers to whom the Section 162(m) deduction limit applies include the Company’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for any year after 2016. The Compensation Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.
Role of the Compensation Committee and Consultant Independence
The Compensation Committee is responsible for approving NEO compensation, and, in the case of the CEO, submits the CEO’s pay for ratification and approval by the independent members of the Board. The Chair of the Compensation Committee is responsible for leading the Compensation Committee. The Compensation Committee may form subcommittees and delegate authority to them as it deems appropriate; provided that any subcommittee must be solely comprised of one or more members of the Compensation Committee and such delegation should not otherwise be inconsistent with law and applicable rules and regulations of the SEC and the NYSE. Additionally, the Compensation Committee may delegate to the Company’s management any or all of its authority under any incentive plan to make grants to non-executive officer employees, to the extent the Compensation Committee deems appropriate, consistent with the terms of the applicable incentive plan and applicable law.
The Compensation Committee has the authority to engage compensation consultants, legal counsel, or other advisors, as needed. The Compensation Committee provides oversight and approves related fees and retention terms of the consultants, counsel, or advisors, and may select a compensation consultant, legal counsel, or other advisor after assessing that person’s independence from management and members of the Compensation Committee.
The meetings of the Compensation Committee are regularly attended by the Consultant. The CEO, CHRO, and General Counsel and Corporate Secretary also generally attend the Compensation Committee meetings. All members of management present at a meeting of the Compensation Committee, including the CEO, are excused from the meeting prior to any discussion of their compensation. The Compensation Committee holds a final executive session with only Compensation Committee members present before approving any compensation.
During 2025, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its Consultant to provide advice and assistance to the Compensation Committee and to management with respect to executive officer and non-employee directors’ compensation. The Consultant reports directly to the Compensation Committee and has been authorized by the Compensation Committee to work with certain executive officers of the Company and other employees in the Company’s human resources, legal, and finance functions.
The Compensation Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity. The Consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of management present, and consults with the Compensation Committee’s Chair between meetings, as needed. Management periodically reports to the Compensation Committee the fees paid for services performed by the Consultant, and the Compensation Committee approves the annual work plan and budget for the Consultant. In 2025, the Compensation Committee assessed the independence of Meridian and other outside advisors as required under the NYSE listing standards, and considered and assessed all relevant factors, including those required by the SEC that could give rise to potential conflict of interests with respect to Meridian. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work conducted by Meridian for 2025. Meridian does not perform any work for the Company other than as the Consultant and accordingly, no fees were paid for any additional services.
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Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Company’s CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for the year ended September 27, 2025.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Bruce Brown (Chair)
Kevin M. Fogarty
Samantha J. Marnick
C. Rick Rickertsen
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Summary Compensation Table
The following table sets forth 2025 compensation information for the NEOs.

Name and Principal Position in 2025	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and NQDC Earnings(5)	All Other Compensation(6)	Total
Curtis L. Begle CEO	$910,000	$750,000	$7,274,307	$846,400	N/A	$11,557	$9,792,264
James Till CFO	$524,116	N/A	$2,006,309	$365,010	N/A	$12,170	$2,907,605
Tarun Manroa COO	$502,308	N/A	$1,629,722	$349,140	N/A	$11,239	$2,492,408
David Parks President, Americas	$496,242	$205,000	$877,612	$286,083	N/A	$13,473	$1,878,411
Eileen L. Beck CHRO	$391,413	$185,000	$877,612	$228,528	$1,000	$30,877	$1,714,430

(1)	Amounts reflected include salary paid during the fiscal year starting November 4, 2024, and ending September 27, 2025.
(2)
Represents the Transaction-related retention cash bonuses Magnera paid Messrs. Begle and Parks and Ms. Beck six months following the closing of the Transaction, in accordance with terms established by Berry Global and GLT, respectively, prior to the Transaction. Messrs. Till and Manroa were not eligible for this program given their broad, global roles while employed by Berry Global prior to the Transaction.

(3)
The amounts reflect the grant date fair value of RSUs (annual and one-time special) and/or PSUs granted in 2025 determined in accordance with ASC Topic 718. The grant date fair values of the 2025 PSUs are reported based on the probable outcome of being earned at the target level. If the 2025 PSUs are earned at the maximum level (200% of target), the grant date fair value of the 2025 PSUs would be as follows: Mr. Begle $9,248,687; Mr. Till $2,412,692; Mr. Manroa $1,809,519; Mr. Parks $1,005,255 and Ms. Beck $1,005,255, based on a Monte Carlo value of $25.32 which was derived by the grant date stock price.

(4)	The amounts reflect cash payments under the Company’s STI. See discussion of the STI in the CD&A.
(5)
The amount reflected applies to Ms. Beck’s legacy GLT SERP benefit, which was frozen in 2019. The frozen SERP benefit for Ms. Beck was converted to an opening balance in the NQDC plan as of January 1, 2020, and accrues interest annually under the GLT NQDC plan using the Moody’s Aa bond yield for the month of November of the preceding year. Interest was calculated for the 2024 plan year on the frozen SERP balances at the annual rate of 5.33%. The frozen SERP balance is accounted for as a defined benefit plan in the Company’s financial statements and, accordingly, the Company has treated such amounts consistent with disclosure for a defined benefit plan in the Summary Compensation Table. The estimated amounts reflect the actuarial increase in the present value of the frozen SERP balance under the NQDC plan, based on interest rate and mortality assumptions that are consistent with those used in the Company’s financial statements and further defined in the Pension Benefits Table in the “2025 Retirement Benefits” section. If the frozen SERP balances had been considered a defined contribution plan, then “All Other Compensation” in the Summary Compensation Table would have included $1,000 of above-market interest for Ms. Beck who has a frozen SERP balance, instead of the amount shown in the “Change in Pension Value and NQDC Earnings” column. For information regarding the frozen SERP balances, please refer to footnote (1) to the Pension Benefits Table in the “2025 Retirement Benefits” section.

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(6)	All Other Compensation includes the following:

2025	401(k) Company Contributions(1)	NQDC Company Contributions(2)	Life Insurance Premium	Executive Disability(3)	Total
Begle	$10,550	$0	$1,007	$0	$11,557
Till	$10,550	$0	$746	$874	$12,170
Manroa	$10,550	$0	$698	$0	$11,239
Parks	$10,550	$0	$2,923	$0	$13,473
Beck	$10,021	$16,019	$2,743	$2,094	$30,877

(1)
Includes amounts received under the NEO’s respective 401(k) Plan. Messrs. Begle, Till, Manroa, and Parks participate in the Treasure HoldCo 401(k) plan which earned a company match of 50% of up to 6%, funded each January. Amounts reflected for Treasure HoldCo 401(k) participants are associated with match earned in the prior plan year. Ms. Beck participates in the Magnera 401(k) plan which earns a 3% company contribution on earnings in excess of the annual Code limit, paid in each pay cycle of fiscal year 2025.

(2)
Amount reflected for Ms. Beck comprised of contributions made under the legacy GLT NQDC plan for the months of November and December 2024. The Magnera NQDC plan match will be funded in January after the plan year ends, therefore no employer contributions under this plan are reflected for fiscal year 2025.

(3)	Reflects amounts paid for NEOs who opted into Executive Disability benefits.
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2025 Grants of Plan-Based Awards
The following table, including footnotes, sets forth information concerning plan-based awards in granted 2025:

Name	Grant Date	Award Type	Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Curtis L. Begle	11/04/2024	STI	$460,000	$920,000	$1,840,000
	12/16/2024	PSU				45,659	182,636	365,272		$4,624,344
	11/04/2024	RSU – Annual							54,631	$1,149,983
	11/04/2024	RSU – Special							71,258	$1,499,981
James Till	11/04/2024	STI	$198,375	$396,750	$793,500
	12/16/2024	PSU				11,911	47,644	95,288		$1,206,346
	11/04/2024	RSU – Annual							14,251	$299,984
	11/04/2024	RSU – Special							23,752	$499,980
Tarun Manroa	11/04/2024	STI	$189,750	$379,500	$759,000
	12/16/2024	PSU				8,933	35,733	71,466		$904,760
	11/04/2024	RSU – Annual							10,688	$224,982
	11/04/2024	RSU – Special							23,752	$499,980
David Parks	11/04/2024	STI	$155,480	$310,960	$621,920
	12/16/2024	PSU				4,963	19,851	39,702		$502,627
	11/04/2024	RSU – Annual							5,938	$124,995
	11/04/2024	RSU – Special							11,876	$249,990
Eileen L. Beck	11/04/2024	STI	$124,200	$248,400	$496,800
	12/16/2024	PSU				4,963	19,851	39,702		$502,627
	11/04/2024	RSU – Annual							5,938	$124,995
	11/04/2024	RSU – Special							11,876	$249,990

(1)
Represents target, threshold, and maximum STI values awarded under the Company’s STI program in 2025. Target amount is based on a prorated annual salary of 11 applicable months, due to the beginning of the fiscal year starting upon the close of the Transaction. Threshold payments equal 50% of the target amount, and maximum payments equal 200% of the target amount. For 2025, achievement of the performance goals resulted in STI payments as described in the NEO STI Payments table of the CD&A.

(2)
The target amounts reflect the number of PSUs granted to the NEOs in 2025 under the LTI program. A 15-day volume-weighted average stock price of $18.89 for the period ranging from November 11, 2024 through November 29, 2024 was used to determine the number of shares granted. The actual number of shares paid out will range from 0% to 200% of the target amount, depending upon attainment of stock price hurdle goals after a three-year period.

(3)
The amounts shown reflect the RSUs granted to the NEOs in 2025 under the LTI program. The annual RSU award vests equally in one-third increments on the first, second, and third anniversaries of the grant date. The one-time special RSU award has a three-year cliff vesting requirement.

(4)	PSU values reflect a Monte Carlo valuation of $25.32 applied to the target payout amount. RSU values are based on the fair market value of $21.05 on the grant date.
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2025 Outstanding Equity Awards at Fiscal Year-End

					Equity Incentive Plan Awards
	Unexercised Options(1)				RSUs Not Vested		PSUs Unearned, Not Vested
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Exercise Price ($)	Expiration Date	Amount(2) (#)	Market Value(3) ($)	Amount(2) (#)	Market Value(3) ($)
Begle	—	—	—	—	125,889	$1,388,556	182,636	$2,014,475
Till	—	—	—	—	38,003	$419,173	47,644	$525,513
Manroa	—	—	—	—	34,440	$379,873	35,733	$394,135
Parks	—	—	—	—	17,814	$196,488	19,851	$218,957
Beck	02/25/2016	859	$224.51	02/25/2026	22,885	$252,422	19,851	$218,957

(1)	Represents legacy GLT SOSARs with a 10-year term, which vested ratably on the first, second, and third anniversaries of the grant date. All SOSARs are settled in shares of the Company’s common stock.
(2)
The amounts listed in the table below represent the outstanding equity awards for each NEO as of September 27, 2025. Grant designs and performance metrics are described in more detail in the Target Pay Mix section of the CD&A.

	Award	Grant Date	Unvested RSUs	Unearned PSUs	Vesting Dates
Begle	RSU – Annual	11/04/2024	54,631		11/04/2025; 11/04/2026; and 11/04/2027
	RSU – Special	11/04/2024	71,258		11/04/2027
	PSU	12/16/2024		182,636	10/02/2027
	Begle Total		125,889	182,636
Till	RSU – Annual	11/04/2024	14,251		11/04/2025; 11/04/2026; and 11/04/2027
	RSU – Special	11/04/2024	23,752		11/04/2027
	PSU	12/16/2024		47,644	10/02/2027
	Till Total		38,003	47,644
Manroa	RSU – Annual	11/04/2024	10,688		11/04/2025; 11/04/2026; and 11/04/2027
	RSU – Special	11/04/2024	23,752		11/04/2027
	PSU	12/16/2024		35,733	10/02/2027
	Manroa Total		34,440	35,733
Parks	RSU – Annual	11/04/2024	5,938		11/04/2025; 11/04/2026; and 11/04/2027
	RSU – Special	11/04/2024	11,876		11/04/2027
	PSU	12/16/2024		19,851	10/02/2027
	Parks Total		17,814	19,851
Beck(i)	2023 GLT RSU	02/24/2023	513		02/24/2026
	2024 GLT RSU	02/28/2024	4,558		02/28/2026; and 02/28/2027
	RSU – Annual	11/04/2024	5,938		11/04/2025; 11/04/2026; and 11/04/2027
	RSU – Special	11/04/2024	11,876		11/04/2027
	PSU	12/16/2024		19,851	10/02/2027
	Beck Total		22,885	19,851

(i)
Reflects GLT equity that was converted to MAGN RSUs in conjunction with the Transaction. Converted awards were adjusted to reflect the reverse stock split and remain subject to the same terms and conditions, including vesting schedule, in place when originally granted.

(3)	Market value calculated based on the closing price of the Company’s common stock on September 26, 2025 ($11.03).
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2025 Options Exercised and Stock Vested
The following table, including footnotes, sets forth information concerning NEOs’ stock grants that vested during fiscal year 2025. Messrs. Begle, Till, Manroa, and Parks joined the Company in November 2024 and did not have any equity awards that vested in fiscal year 2025. Shares reported for Ms. Beck reflect vestings that occurred pursuant to her GLT equity awards, which were converted under the terms of the Transaction and adjusted to reflect the 1-for-13 reverse stock split effective November 4, 2024.

	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Beck	5,372	$106,850

(1)
Represents settlement of GLT RSU and PSU awards granted on February 18, 2022 and February 24, 2023, and RSUs granted on February 28, 2024. Such amounts include accrued dividend equivalents in the form of additional RSUs and PSUs, as applicable. The RSUs vested on February 18, 2025, February 24, 2025, and December 31, 2024, respectively. The PSUs vested on November 4, 2024 in connection with the Transaction. Performance was based on actual results for completed periods and target performance for incomplete periods. Amount reflects vested shares before tax withholding, for which the Company withheld 1,694 shares.

2025 Retirement Benefits
401(k) Plan Overview
Under the terms of the Transaction, Magnera maintained two separate 401(k) plans through December 31, 2025. Beginning in 2026, the two plans are merging into a single harmonized plan consisting of a discretionary match equal to 50% of up to 8% of earnings contributed to the 401(k) plan by the Participant, subject to the IRS contribution limits.
The chart below explains the allocations under the 401(k) plan for the NEOs in place for 2025:

2025 401(k) Plan	Participants	Benefit
Treasure HoldCo 401(k) Plan	Messrs. Begle, Till, Manroa, and Parks	Discretionary Match of 50% of up to 6%, funded in January after the plan year
Magnera 401(k) Plan	Ms. Beck	3% Company Contribution funded in each pay throughout the year

Magnera Non-Qualified Deferred Compensation Plan
Effective November 4, 2024, the Company began offering a non-qualified deferred compensation plan (“NQDC plan”) which coordinates with the 401(k) plan by providing a Company match related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 3% of such excess compensation, provided the executive contributes 6% of base earnings in excess of the annual Code limit to the plan. Executive officers can elect to defer compensation under the NQDC plan up to a maximum of 90% of base salary and STI, above the IRS limit. All NEOs were participants in the NQDC plan in 2025. Because the employer match is funded after the fiscal year ends, applicable earnings for fiscal year 2025 will be reflected in future disclosures. Accounts in the NQDC plan attributable to Company contributions are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis; participant deferrals are funded in a rabbi trust.
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The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits (Company contributions and participant deferrals under the Magnera NQDC plan) during fiscal year 2025.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at FYE(4)
Begle	$343,270	$0	$18,584	$0	$361,854
Till	$6,865	$0	$190	$0	$7,055
Manroa	$5,654	$0	$86	$0	$5,740
Parks	$4,200	$0	$71	$0	$4,271
Beck	$4,243	$0	$1	$0	$4,244

(1)
Amounts reflect elective deferrals into the Magnera NQDC plan in fiscal year 2025 for Messrs. Begle, Till, Manroa, and Parks and Ms. Beck. Deferral elections on 2025 base salary and 2025 bonus earned above the IRS limit were as follows: Mr. Begle 75%, and Messrs. Till, Manroa, and Ms. Beck 6%. Mr. Parks elected to defer 6% of his base salary but did not elect to defer any of his 2025 bonus.

(2)	Registrant contributions are paid in the form of a match following the end of the plan year. Given the timing of the fiscal year, no registrant contributions are noted for participants in 2025.
(3)
Represents aggregate gains and losses on all accounts attributable to Company contributions and participant deferrals to the NQDC plan, based on the investment return of funds in which such participant accounts were invested on a notional basis.

(4)	Amounts listed reflect the cumulative aggregate balance in all accounts under the NQDC plan as of September 27, 2025.
Additional Legacy GLT Pension Benefits and Non-Qualified Deferred Compensation Plan for Ms. Beck
Ms. Beck is also a participant in a legacy GLT NQDC plan that was originally established to replace the Supplemental Executive Retirement Plan (“SERP”), which was frozen effective December 31, 2019 and subsumed under the legacy GLT NQDC plan. No additional benefits have accrued under the SERP after December 31, 2019, and no new participants are eligible to participate. The legacy GLT NQDC plan coordinated with the 401(K) plan by providing a company contribution related to compensation in excess of the IRS limit. The SERP accumulates interest at the end of each calendar year.
As of January 1, 2020, the present value of the frozen SERP benefits for Ms. Beck was credited to the legacy GLT NQDC plan established by the Company and accrues interest annually using the Moody’s Aa bond yield for the month the interest rate is set (which is November of the year preceding the year for which interest is credited). The frozen SERP balance, with interest, will be paid in the same form and at the same time as previously provided for under the SERP. Although the frozen SERP balances have been subsumed within the legacy GLT NQDC plan, the Company has accounted for them as a separate defined benefit plan in its financial statements. Accordingly, the Company has disclosed Ms. Beck’s frozen SERP balance information in the Pension Benefits Table below. All legacy GLT SERP and NQDC plan benefits remain unfunded.

Terms of Ms. Beck’s Frozen SERP
Restoration Benefit
The SERP provides participants whose benefits under the retirement plan were reduced due to legal limits with a supplemental pension benefit. The supplemental benefit restored the portion of the pension benefit that was earned but not able to be paid under the retirement plan because of the legal limits provided in the Code. The SERP calculation considered, as a reduction to the benefit, the participant’s retirement plan benefits and certain 401(k) contributions and is paid in the form of an annuity. Ms. Beck is the only 2025 NEO with this benefit.

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The following table, including footnotes, sets forth information concerning Ms. Beck’s frozen SERP benefits during fiscal year 2025:

Name	Age	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefits(2)(3)	Payments During Last Fiscal Year
Eileen L. Beck	63	Frozen SERP	8	$6,000	$0

(1)
Years of Credited Service is based on the date that the SERP was frozen. Accordingly, there is a difference between the number of years of service that were credited to Ms. Beck for purposes of calculating the frozen SERP benefit and her actual 13 years of service with the Company.

(2)
The former GLT SERP was frozen as of December 31, 2019. Ms. Beck is vested in the benefit but no longer accrues service. Although the frozen SERP balance was incorporated into the NQDC plan, it is accounted for as a separate defined benefit plan and disclosed accordingly.

(3)
For Ms. Beck, the amount reflected represents the present value of her frozen SERP balance under the GLT NQDC plan as of September 27, 2025. The present value of accumulated benefits was calculated using actuarially determined assumptions, including: (i) a discount rate of 5.46% (SERP II for U.S. GAAP accounting); (ii) Moody’s Aa average interest crediting rates of 5.33% and 5.67% for November 2023 and 2024, respectively; and (iii) an assumed retirement age. The accrued value of Ms. Beck’s total cash balance benefit as of September 27, 2025 was $5,280.

Given the hybrid nature of the legacy GLT NQDC plan, the frozen SERP balances in the NQDC plan are considered a defined benefit plan on the Company’s financial statements and are reflected in the Pension Benefits Table above, and the Company contribution and participant deferral portions of the NQDC plan are considered a defined contribution plan and reflected in the Non-Qualified Deferred Compensation table below.
The legacy GLT NQDC plan coordinated with the 401(k) plan in November and December of 2024, whereby Ms. Beck received a company contribution of 7% on earnings in excess of the annual Code earnings limit. Ms. Beck did not elect to defer any base salary or bonus in this account during fiscal year 2025. Accounts in the NQDC plan attributable to Company contributions are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis. All legacy GLT NQDC plan benefits remain unfunded.
The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits during 2025.

Name	Executive Contributions(1)	Registrant Contributions(2)	Aggregate Earnings(3)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(4)
Beck	$0	$16,019	$10,546	$0	$105,716

(1)	Ms. Beck did not elect to defer any of her base or bonus into the legacy GLT NQDC plan for the months of November and December 2024.
(2)
These amounts reflect the Company contributions to the NQDC plan for Ms. Beck in November and December 2024. The amounts shown as Registrant Contributions in 2025 are also reported as compensation to the NEOs in the All Other Compensation column in the Summary Compensation Table. The amounts represented as Registrant Contributions in 2025 do not reflect the frozen SERP balances, which are reflected in the Pension Benefits Table above.

(3)
Represents aggregate gains and losses on all accounts attributable to Company contributions and participant deferrals to the NQDC plan, based on the investment return of funds in which such participant accounts were invested on a notional basis. Interest on the frozen SERP balances is not included in the foregoing table, and, instead, is described in the Pension Benefits table above.

(4)
Amounts listed reflect the cumulative aggregate balance in all of Ms. Beck’s accounts under the legacy GLT NQDC plan as of September 27, 2025. The amounts represented in Aggregate Balance at Last FYE column do not reflect the frozen SERP balances in the NQDC plan, which are reflected in the Pension Benefits Table above.

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Potential Payments upon Termination or Change in Control
Executive Severance Plan
Payments made to a NEO upon involuntary termination by the Company without cause are made in accordance with the Company’s Executive Severance Plan or employment agreement (if applicable). Under the Company’s Executive Severance plan, eligible NEOs receive CIC benefits. The Compensation Committee believes these arrangements serve as an incentive for the NEOs to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. The CIC terms provide for severance and other benefits to be paid to the NEOs upon a qualifying CIC.
Change in Control Agreements and Double-Trigger Equity Vesting
Each NEO is a participant in the Company’s Executive Severance Plan. Under the CIC agreements, each NEO’s employment with the Company will continue for two years from the date of a CIC (as defined below) or each NEO will become entitled to severance payments and benefits upon termination under certain conditions within such two-year period. During such two-year period, the NEO will continue in a position with at least equal responsibilities and title as the position held prior to the CIC, without experiencing a material change in geographic location, and will receive compensation and benefits from the Company at least equal to those paid prior to the CIC.
Under the Plan, CIC means:
a)
any individual, group or entity (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company, its Subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or an Affiliate, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity directly or indirectly owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company) (a “Person”) which acquires beneficial ownership (within the meaning 3 of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company which, together with securities already held by such Person, represents 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subsection (c)(i) below;

b)
the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

c)
there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

d)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

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Tax Gross-Up Payments
Magnera CIC benefits do not include any tax gross-up provisions for excise taxes imposed under the Code.
“Double-Trigger” Provisions
The Company’s equity grant agreements include “double-trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the Executive Severance Plan). The Compensation Committee believes that the double-trigger provision ensures continuity of management during mergers and acquisitions and assists with retaining key executives, ultimately benefiting shareholders.
The following table describes how each element of the NEO’s post-employment compensation would be treated in the event of termination, with and without a CIC. The description of benefits upon termination or CIC for each NEO is only a general description of the existing arrangements as of September 27, 2025.

Type of Post- Employment Compensation	Termination Following a CIC Without Cause by the Company or for Good Reason by the NEO	Termination Not in Connection with a CIC
Cash Severance	2x (Base Salary + Target Bonus)	1x (Base Salary + Target Bonus)
Health & Welfare Benefits	Cash payment to cover 24 months of health care coverage	Cash payment to cover 12 months of health care coverage
Short-Term Incentives	Prorated portion of target STI in year of termination	Prorated portion of target STI in year of termination
Long-Term Incentives
RSUs, PSUs & SOSARs –
Surviving entity to issue substitute award preserving same terms and conditions; A “double-trigger” provision applies whereby acceleration occurs upon involuntary termination or good reason termination upon or following a change in control
If no substitute award is issued by surviving entity, equity awards are accelerated upon CIC
PSUs –
Calculated at actual performance for completed performance periods and at the greater of target or projected performance, for any performance period that is incomplete; as determined by the Committee
Vested SOSARs (Beck Only) –
A value restoration payment will made equal to the difference between the fair market value of the shares of the surviving entity’s common stock Ms. Beck would have received had she exercised the replacement SOSARs on the date of the CIC and, if less, the fair market value of the surviving entity’s common stock Ms. Beck would receive if she were to exercise the replacement SOSARs on the date of vesting

RSUs –
 •
Death/Disability – fully accelerates
 •
Retirement – continuous vesting if employed through first year of award cycle
 •
Involuntary without cause – prorated vesting if employed through first year of award cycle
 •
Voluntary or Involuntary with cause – forfeit
PSUs –
 •
Death/Disability – fully accelerates; performance applied at target
 •
Retirement – continuous vesting if employed through first year of award cycle; actual performance applied
 •
Involuntary without cause – prorated vesting if employed through first year of award cycle; actual performance applied
 •
Voluntary or Involuntary with cause – forfeit
Vested SOSARS (Beck Only) –
 •
Death/Disability – exercisable for three years from death/disability, or if shorter, end of term
 •
Retirement – exercisable for three years from retirement, or if shorter, end of term
 •
Involuntary without cause – exercisable for 90 days post termination, or if shorter, end of term
 •
Involuntary with cause – forfeit
 •
Voluntary – exercisable for 90 days post termination, or if shorter, end of term
Retirement Definition: Age 55 with 10 years of service, or Age 65 with five years of service, must also remain employed through first year of award cycle

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The following table, including the footnotes that follow, describes the potential estimated payments to the NEOs upon termination of employment or due to a CIC of the Company as if such termination or CIC occurred on September 27, 2025. The tables below merely illustrate the impact of a hypothetical termination of employment or CIC. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and/or CIC.
Quantification of Payments Upon Termination or Change in Control

Name	Death or Disability	Retirement	Involuntary Termination Without Cause	Termination Following CIC Without Cause or for Good Reason
Curtis L. Begle
Severance Payments(1)	N/A	N/A	$2,000,000	$4,000,000
Prorated Bonus Payment(2)	N/A	N/A	$1,000,000	$1,000,000
RSUs(3)	$1,388,555	$0	$0	$1,388,555
PSUs(3)(4)	$2,014,475	$0	$0	$2,014,475
Health & Welfare Benefits(5)	N/A	N/A	$27,864	$55,727
280G Cutback(6)	N/A	N/A	N/A	($330,155)
Begle Total	$3,403,030	$0	$3,027,864	$8,128,602
James Till
Severance Payments(1)	N/A	N/A	$1,006,250	$2,012,500
Prorated Bonus Payment(2)	N/A	N/A	$431,250	$431,250
RSUs(3)	$419,174	$0	$0	$419,174
PSUs(3)(4)	$525,513	$0	$0	$525,513
Health & Welfare Benefits(5)	N/A	N/A	$27,504	$55,008
280G Cutback(6)	N/A	N/A	N/A	$0
Till Total	$944,687	$0	$1,465,004	$3,443,445
Tarun Manroa
Severance Payments(1)	N/A	N/A	$962,500	$1,925,000
Prorated Bonus Payment(2)	N/A	N/A	$412,500	$412,500
RSUs(3)	$379,874	$0	$0	$379,874
PSUs(3)(4)	$394,135	$0	$0	$394,135
Health & Welfare Benefits(5)	N/A	N/A	$28,464	$56,928
280G Cutback(6)	N/A	N/A	N/A	($207,199)
Manroa Total	$774,009	$0	$1,403,464	$2,961,238

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Name	Death or Disability	Retirement	Involuntary Termination Without Cause	Termination Following CIC Without Cause or for Good Reason
David Parks
Severance Payments(1)	N/A	N/A	$858,000	$1,716,000
Prorated Bonus Payment(2)	N/A	N/A	$338,000	$338,000
RSUs(3)	$196,487	$196,487	$0	$196,487
PSUs(3)(4)	$218,957	$218,957	$0	$218,957
Health & Welfare Benefits(5)	N/A	N/A	$18,684	$37,368
280G Cutback(6)	N/A	N/A	N/A	$0
Parks Total	$415,444	$415,444	$1,214,684	$2,506,811
Eileen L. Beck
Severance Payments(1)	N/A	N/A	$720,000	$1,440,000
Prorated Bonus Payment(2)	N/A	N/A	$270,000	$270,000
RSUs(3)	$202,145	$202,145	$19,102	$202,145
PSUs(3)(4)	$218,957	$218,957	$0	$218,957
Health & Welfare Benefits(5)	N/A	N/A	$23,785	$47,569
280G Cutback(6)	N/A	N/A	N/A	($278,516)
Beck Total	$421,102	$421,102	$1,032,886	$1,900,155

(1)
In the event of an involuntary termination without cause, cash severance is equal to 12 months’ base salary and target bonus. In the event of an involuntary termination without cause or for good reason in connection with a CIC, cash severance is equal to 24 months’ base salary and target bonus.

(2)	Represents prorated bonus payment for the year of termination, valued at target.
(3)
The values above represent awards for which full or partial vesting occurs upon termination as a result of involuntary termination without cause, death, disability or retirement, as applicable. The values are calculated (a) based on the closing price of $11.03 of the Company’s common stock on September 26, 2025, and (b) as if death, disability or retirement had occurred on September 27, 2025. For CIC, the value assumes vesting (as determined under applicable award agreements) on September 27, 2025.

(4)	Assumes achievement of a target performance level at the end of the performance period.
(5)	Based on current type of coverage and premium levels.
(6)
Amounts reflect the application of the Company’s Section 280G best-net cutback provision. For Messrs. Begle and Manroa and Ms. Beck, total parachute payments exceed their respective Section 280G limits; therefore, payments are reduced only to the extent necessary to provide a greater after-tax benefit than would be received without the reduction. No cutback applies if the executive would be in a better after-tax position receiving the full payments subject to excise tax, or if the executive is below the Section 280G limit.

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Pay Versus Performance

The following information is presented to disclose the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, and the financial performance of the Company. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”) and (ii) the Company’s NEOs other than the PEO (the “non-PEO NEOs”), on an average basis, for the fiscal year 2025.
The methodology for calculating amounts presented in the columns “PEO CAP” and “Non-PEO NEOs Average CAP” is provided in the footnotes to the table, and includes details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table and (ii) that the Company has deemed most important in linking CAP during 2025 to Company performance is also presented below.
Consistent with SEC rules, Magnera has identified Adj. EBITDA(4) as its “Company-Selected Measure.” Magnera believes that this measure represents the most important financial performance measure used to link CAP to Company performance. Adj. EBITDA is a key component of Magnera’s compensation program, as described in the CD&A.
Compensation decisions at Magnera are made independently of the Pay versus Performance (“PvP”) disclosure requirements and this disclosure is intended to be supplemental to, not in replacement of, the compensation program objectives and strategy discussed in the CD&A. For information related to how the Compensation Committee assessed Magnera’s performance and established compensation for the NEOs, see the “Executive Compensation” section of this proxy statement.

	PEO(1)		Non-PEO NEOs(2)		Value of Initial Fixed $100 Investment Based on(3):		Company’s Net Income (millions) (from 2025 10-K)	Adj. EBITDA(4) (millions) (from 2025 10-K)
	SCT Total	CAP(5)	Average SCT	Average CAP(5)	Total Shareholder Return	Peer Group Total Shareholder Return
2025(6)	$9,792,264	$6,154,761	$2,248,213	$1,609,625	$51.30	$100.33	$(159)	$354
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The PEO reported in fiscal year 2025 is Curtis L. Begle.
(2)	The non-PEO NEOs reported in fiscal year 2025 are James Till, Tarun Manroa, David Parks, and Eileen L. Beck.
(3)
Amounts reported in this column represent returns on an initial $100 investment in the S&P Small Cap 600 Materials Index, which was utilized as the Company’s peer group for purposes of calculating peer group total shareholder return included in this table pursuant to Item 201(e) of Regulation S-K.

(4)	Adj. EBITDA is a non-GAAP measure that is reconciled to the nearest GAAP measure in “Annex A” of this proxy statement.
(5)
CAP, as required under SEC rules, reflects adjustments to the value of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. Valuations calculated on such dates are determined in accordance with the Company’s methodology used for financial reporting purposes. Equity awards issued by the Company during the covered periods are subject to certain market conditions and have been valued using a Monte Carlo simulation where applicable.

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(6)	The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the PEO and non-PEO NEOs in 2025:

PEO Equity Award Adjustment Breakout
Year	SCT total for PEO	Reported value of equity awards for PEO	Fair value as of year- end for awards granted during the year	Fair value year-over- year increase or decrease in unvested awards granted in prior years	Fair value of awards granted and vested during the same year	Fair value increase or decrease from prior year end for awards that vested during the year	Awards granted in prior year that were forfeited in current year	CAP to PEO
2025	$9,792,264	$(7,274,307)	$3,636,805	—	—	—	—	$6,154,761

NEO Equity Award Adjustment Breakout
Year	Average SCT total for non- PEO NEOs	Reported value of equity awards for NEOs	Fair value as of year- end for awards granted during the year	Fair value year-over- year increase or decrease in unvested awards granted in prior years	Fair value of awards granted and vested during the same year	Fair value increase or decrease from prior year end for awards that vested during the year	Awards granted in prior year that were forfeited in current year	Average CAP to NEOs
2025	$2,248,213	$(1,347,814)	$690,765	—	$18,461	—	—	$1,609,625

Relationship Between Compensation Actually Paid and Performance Measures
In accordance with the SEC’s rules, the following section describes the relationship between CAP and the Company’s performance metrics set forth in the table above for fiscal year 2025:
•
Total Shareholder Return (“TSR”): As noted in the above table, Magnera’s TSR was outperformed by the peer group, which is comprised primarily of larger, more established companies with market capitalization higher than that of a newly formed company like Magnera.

•
Adj. EBITDA: Fiscal year 2025 represents Magnera’s first year of standalone operations following the Transaction, and therefore no prior-year EBITDA results are available for comparison. Magnera generated Adj. EBITDA of $354 million for fiscal year 2025. Executive compensation for fiscal year 2025 was established at the time of the Transaction and was based on the Company’s expected EBITDA performance as reflected in the Transaction-related plan, rather than on reported fiscal 2024 results, which were not available at the time.

•
Net Income: Net Income (calculated in accordance with GAAP) was negative for fiscal year 2025 and does not correlate with CAP for the fiscal year presented. The Company does not use net income to determine compensation levels or incentive plan payouts.

Note that the Company was formed in November 2024; no year-over-year comparison is available for prior periods.
Tabular List of Most Important Performance Measures
Our executive compensation programs are designed to ensure alignment between executive pay, business performance and shareholders. The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for the fiscal year 2025.

Company-Selected Performance Measures
Adjusted EBITDA
Post-Merger Adjusted Free Cash Flow
Stock Price

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing information about the relationship between the annual total compensation of our median employee and the annual total compensation of Mr. Begle, the CEO serving in position on the date selected for identifying the median employee. For 2025, our ratio was estimated as follows:

Name	Annual Total Compensation(1)
CEO (Actual)	$9,792,264
CEO (Annualized)(2)	$7,785,883
Median Employee	$42,258
CEO Pay Ratio (Actual)	232:1
CEO Pay Ratio (Annualized)(2)	184:1

(1)	Annual total compensation includes compensation for the CEO reported in the Summary Compensation Table and the market-competitive compensation and benefits for the median employee.
(2)	Reflects illustrative annualized compensation to represent the true pay ratio excluding the impact of any one-time special compensation elements.
The median employee was determined using the methodology outlined below:
•	The Company initially identified its median employee at the time of the Transaction and revalidated this determination as of September 1, 2025.
•	Considered all employees throughout our global operations.
•	Selected base salary or wages, overtime, premium pay, and short-term incentives as the most appropriate measure of compensation.
•
Using this methodology, we determined the appropriate median employee to be a full-time employee in Germany. For purposes of this determination, we applied the appropriate exchange rate to U.S. dollars of the average exchange rate for September 2025.

We calculated the elements of the median employee’s compensation and the CEO’s compensation for fiscal year 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the Regulation S-K.
In making this pay ratio disclosure, other companies may use different assumptions, estimates, and methodologies; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.
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Certain Relationships and Related Transactions

Related Persons Transactions Policy
The NCG Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person transactions and either approve or disapprove of the entry into the Related Person transaction.
For purposes of this review, as defined in the NCG Committee Charter, an “Interested Transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) involving an amount that is at least $120,000, and in which the Company was, is, or will be a participant, and in which any Related Person had, has, or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Interested Transactions during 2025.
According to the Board’s Related Persons Transaction Policy, Interested Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. No director may participate in any consideration or approval of an Interested Transaction in which he or she, or any of his or her immediate family members or related entities, is the Related Person.
If an Interested Transaction that has not been previously approved or ratified is identified, the NCG Committee, or its Chair, will promptly consider all the relevant facts. If the transaction is ongoing, the NCG Committee will consider all options and may ratify, amend, or terminate the Interested Transaction. If the Interested Transaction was completed, the NCG Committee will consider if rescission of such transaction is appropriate and if disciplinary action is warranted. The NCG Committee will review all ongoing Interested Transactions on an annual basis to determine whether to continue, modify, or terminate the Interested Transaction.
In reviewing the relevant facts related to all proposed Interested Transactions, the NCG Committee, or its Chair, will take the following considerations into account, along with other factors it deems appropriate:
•	the benefits to the Company of the transaction
•
the impact on a director’s independence, in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer

•	the availability of other sources for comparable products or services
•	the terms of the transaction
•	the terms available from unrelated third parties or to employees generally
To the extent that the NCG Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Interested Transaction, the NCG Committee, or its Chair, may consult with management or other members of the Board.
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Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended September 27, 2025 with the Company’s management and its independent registered public accounting firm. The Company’s management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Ernst & Young its independence from the Company and its management. The Audit Committee has received a letter and written disclosures from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Ernst & Young and its related entities and the Company. In addition to the information provided by Ernst & Young, the Audit Committee considered the level of non-audit and tax services provided by Ernst & Young in determining that it was independent. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, for filing with the SEC.
The foregoing Report of the Audit Committee (“Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
C. Rick Rickertsen (Chair)
Michael S. Curless
Mary D. Hall
Thomas E. Salmon
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Frequently Asked Questions (“FAQs”)

Why did I receive these materials?
As a shareholder, the Company is soliciting your vote on matters to be considered at the Annual Meeting. This proxy statement and accompanying proxy card or, in some cases, a Notice of Internet Availability of Proxy Materials (the “Notice”), were first sent or given to shareholders on or about January 14, 2026.
Why did I receive a Notice of Internet Availability of proxy materials?
Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. Distribution by Internet reduces the environmental impact of our Annual Meeting, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that Notice. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
When and where is the Annual Meeting?
The Annual Meeting will be held on Monday, March 9, 2026, at 9:00 a.m. Eastern Time via live audio cast on the Meeting Website, which is www.virtualshareholdermeeting.com/MAGN2026. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To virtually attend the Annual Meeting, visit the Meeting Website and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice.
Who is soliciting this proxy?
Solicitation of proxies is made on behalf of the Company. In addition to the solicitation by electronic communications and/or mail, directors, officers, regular employees and others may also, without additional compensation, solicit proxies personally or by telephone or other means of electronic communication. Proxies will be solicited on behalf of the Company by the Company’s directors, director nominees, and certain executive officers and other employees of the Company.
Who is entitled to vote?
Shareholders of record as of the close of business on the Record Date (December 31, 2025) may vote at the Annual Meeting. At the close of business on the Record Date, there were 35,850,147 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting.
What is the difference between a registered shareholder and a beneficial owner?
If your shares are registered in your name in the records of our transfer agent, Computershare Limited, you are a “registered shareholder,” also sometimes called a shareholder of record. If you are a registered shareholder, we sent the Notice directly to you.
If your shares are held in the name of your broker, bank, or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” The Notice should have been forwarded to you by your broker, bank, or other nominee, who is considered the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the mailing.
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How do I vote?
If you are a registered shareholder, meaning you hold your shares in your own name as a holder of record, you may vote during the Annual Meeting on the Meeting Website or submit your proxy ahead of the meeting by phone, internet, or mail:

Call 1-800-690-6903
Visit www.proxyvote.com

Complete and sign the enclosed proxy card and return it promptly in the enclosed envelope (requiring no postage if mailed in the United States). Please make certain you mark, sign, and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with your instructions.

Proxies must be received by 11:59 p.m., Eastern Time on March 8, 2026. The method or timing of your proxy vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting.
If you are a beneficial owner, meaning your shares are held by a brokerage firm, bank, or other nominee (i.e., in “street name”), you should receive directions from your bank or broker that you must follow in order to vote your shares.
Will my shares be voted if I do not sign and return my proxy card or follow the instructions to vote my shares on the Notice?
The Board has appointed Curtis L. Begle and Jill L. Urey, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly-executed proxies received from shareholders entitled to vote at the Annual Meeting or at any adjournment, continuation, or postponement of the Annual Meeting.
If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.
If a beneficial owner of shares does not provide the bank or broker holding such shares with specific voting instructions, under the rules of the NYSE, the shareholder’s bank or broker may generally vote on “routine” matters but cannot vote on “non-routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed non-routine.
If a shareholder’s broker, bank, or other nominee does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s broker, bank, or other nominee will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the broker, bank, or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the NYSE rules. We encourage beneficial shareholders to provide voting instructions to the broker, bank, or other nominee holding their shares by carefully following the instructions in the Notice provided by the shareholder’s broker, bank, or other nominee.
How do I change my vote or revoke my proxy if I wish to do so?
Shareholders of record can revoke their proxy at any time before their shares are voted by: (1) delivering a written revocation of their proxy to the Company’s Corporate Secretary; (2) submitting a later-dated proxy (or voting instruction form if they hold their shares in street name); or (3) voting on the Meeting Website during the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.
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What is the required quorum to hold this Annual Meeting?
As of the Record Date, 35,850,147 shares of the Company’s common stock were outstanding and entitled to vote. A quorum will consist of a majority of the total voting rights of all shareholders entitled to vote as of the Record Date, whether present by virtual attendance or represented by proxy.
Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal, and the beneficial owner has not provided voting instructions.
Who may virtually attend the Annual Meeting and what else is required for admittance?
Only shareholders of the Company’s common stock on the Record Date may attend the Annual Meeting. To be admitted to the Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time of the Annual Meeting to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access to the Meeting Website will be available starting at 8:45 a.m., Eastern Time, on March 9, 2026.
May shareholders ask questions during the Annual Meeting?
Yes. If you wish to submit a question, you may do so in two ways:
In Advance:
Enter your 16-digit Control Number at www.proxyvote.com and select “Submit a Question for Management”
During the Meeting:
Type your question in the Question & Answer (“Q&A”) box on the Virtual Meeting Website
After the formal business of the Annual Meeting has concluded and adjourned, the chair of the Annual Meeting will answer questions from shareholders during the designated Q&A period of the Annual Meeting agenda. In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question. Up to three minutes will be allocated to read and respond to each question that we are able to answer during the Annual Meeting. The Q&A session will continue until all relevant questions have been answered, subject to time constraints.
Shareholders’ views, constructive comments, and criticisms are welcome, but the Company will not address questions that are:
•	Irrelevant to the business of the Company or to the business of the Annual Meeting
•	Related to material non-public information of the Company
•	Repetitious of prior questions or statements from others
•	Derogatory references to individuals that are in bad taste
•	Related to personal grievances
•	In furtherance of a shareholder’s personal or business interests, which are not matters of interest to shareholders generally
•	Out of order or not otherwise suitable for the conduct of the Annual Meeting
If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the Annual Meeting by contacting the Company’s Investor Relations at ir@magnera.com.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company pays the cost of preparing, printing, assembling, and sending this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy solicitation materials to beneficial
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owners. In addition to the solicitation of proxies by mail or via electronic means, some of our directors, officers, other employees, and agents may solicit proxies personally, by telephone, text message, email, and by other means. The officers and directors who may solicit proxies personally receive no additional compensation for any solicitation activities.
How many votes are needed to elect a director and how are votes counted?
Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Articles of Incorporation provide that in an election of directors that is not a contested election, a director nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Proposal 1: Election of Directors is not considered to be a routine matter, and brokers will not be entitled to vote on this proposal unless beneficial owners provide voting instructions. Abstentions and broker non-votes will not be considered as votes cast.
A director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” them. As required by our Corporate Governance Principles, each of the nine director nominees has submitted an irrevocable resignation as a director in advance. For more information regarding the election of directors and the resignation procedure, see the discussion of the “Resignation and Majority Voting Policy” in the “Corporate Governance and Board of Directors” section of this proxy statement.
How many votes are needed for proposals 2 and 3 to be approved and how are votes counted?
The Company is incorporated in the Commonwealth of Pennsylvania, and our shares are listed on the NYSE. As a result, the Pennsylvania Business Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our shareholders.
Under our Bylaws, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the shareholders entitled to vote thereon is required to approve proposals 2 and 3 set forth on the proxy card. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast under Pennsylvania law and our Bylaws.

Proposal		Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstention	Effect of Broker Non-Votes(1)
2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes	No effect	Not applicable, routine matter
3	Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)	Majority of Votes Cast	No	No effect	No effect

(1)
Under NYSE rules, proposal 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion, even if the beneficial owners do not provide voting instructions. However, proposal 3 is not considered a routine matter and brokers will not be entitled to vote on this proposal unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on proposal 3.

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What are my options for voting on these proposals and what does the Board recommend?
A shareholder is entitled to one vote per share of stock owned on the Record Date, on each item of business presented at the Annual Meeting.

Proposal		Vote Options	Board Recommendation
1	Election of Directors	For, Against, or Abstain for each of the 9 nominees	FOR each nominee
2	Ratification of Appointment of Independent Registered Public Accounting Firm	For, Against, or Abstain	FOR
3	Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)	For, Against, or Abstain	FOR

Aside from these proposals, will any other business be acted upon at the Annual Meeting?
The Board is not aware of any business that will be presented for consideration at the Annual Meeting other than the items referred to within this proxy statement. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.
How may a shareholder present a proposal for the 2027 Annual Meeting of Shareholders?
A shareholder wishing to include a proposal in the Company’s proxy statement for the 2027 Annual Meeting of Shareholders (“2027 Annual Meeting”) must submit it to the Company’s Secretary pursuant to the requirements of Rule 14a-8 under the Exchange Act (“Rule 14a-8”). To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September 16, 2026, regardless of delivery method. Proposals should be sent to the Company’s principal executive office, 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269, c/o Company Secretary.
The Bylaws establish an advance notice procedure for shareholders to bring business before an annual meeting of shareholders (which is separate from proposals made under Rule 14a-8). Notice of such proposals, including all the information required by the Company’s Bylaws, must be submitted in writing and received by the Company’s Secretary at the principal executive offices of the Company specified above not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company commenced the mailing of this proxy statement. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2027 Annual Meeting must be received no earlier than the close of business on August 17, 2026, and no later than the close of business on September 16, 2026, regardless of delivery method.
The complete requirements for submitting a proposal for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained by visiting www.magnera.com, or upon request directed to the Company’s Corporate Secretary at the principal executive offices of the Company.
How may a shareholder recommend or nominate a candidate to sit on the Board of Directors?
A shareholder may recommend director nominees for consideration by the NCG Committee. Shareholder recommendations for director nominees will receive the same consideration by the NCG Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder must submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary.
The Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors before an annual meeting of shareholders. Notice of such nomination, including all of the information set forth in
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Section 1.9 of the Company’s Bylaws, must be submitted in writing and received by the Company’s Secretary at the principal executive offices of the Company specified above no earlier than the close of business on August 17, 2026, and no later than the close of business on September 16, 2026, regardless of delivery method.
The complete requirements for submitting a proposal for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained by visiting www.magnera.com, or upon request directed to the Company’s Corporate Secretary at the principal executive offices of the Company.
Additionally, as set forth in Section 1.9(c) of the Bylaws, a shareholder, or group of no more than 20 shareholders, that, collectively, have owned for at least three years 3% or more of the outstanding capital stock of the Company and that expressly elect at the time of providing notice (the “Nomination Notice”) to have their nominee or nominees included in the Company’s proxy materials, may nominate and have included in the Company’s proxy statement director nominees not exceeding 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 1.9 of the Bylaws.
How may a shareholder communicate with the Company’s Board or the independent directors of the Company?
Interested parties may address written correspondence to the Board or any individual director (whether management, independent or non-executive), to our principal executive offices at 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269, c/o Company Secretary. The Board has approved a process whereby the Secretary of the Company will receive, review, and, as appropriate, forward any communications addressed to the Board or a director to the chair of the Board committee responsible for the matter addressed in the communication. All communications regarding accounting, internal controls, or auditing matters will be forwarded to the chair of the Board’s Audit Committee. Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any non-executive or independent director by calling the Company’s toll-free Integrity Helpline at 1-800-346-1676.
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Additional Information

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on March 9, 2026:
The following materials are available for viewing on the Internet:
•	Proxy statement for the 2026 Annual Meeting of Shareholders
•	Annual report on Form 10-K for the fiscal year ended September 27, 2025
To view the documents described above, shareholders may visit www.magnera.com or go to www.proxyvote.com and enter the control number from the Notice or proxy card.
A shareholder may obtain a printed copy of the Company’s 2025 Annual Report or this proxy statement, without charge, by contacting Magnera Investor Relations:

Mailing Address: 9335 Harris Corners Parkway, Suite 300 Charlotte, NC 28269 United States	Email: ir@magnera.com	Phone: 1 (866) 744-7380

The Company will promptly deliver additional copies of the 2025 Annual Report or proxy statement upon request.
Other Business
The Board is not aware of any business that will be presented for consideration at the Annual Meeting other than the items referred to within this proxy statement. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.
“Householding”
The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. This is known as “householding” and is intended to save the cost of delivering multiple duplicate copies of the proxy materials to the same address. The Company will continue to include a separate proxy card for each registered shareholder account.
If you (1) are currently receiving multiple copies and wish to participate in “householding” for future annual meetings of shareholders; or (2) are currently “householding” and wish to receive separate copies of Annual Reports or proxy statements for future annual meetings, please notify our Investor Relations department as described above.
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Annex A

Reconciliations of GAAP to Non-GAAP Numbers
Reconciliation of Operating Income to Annualized EBITDA & Cash from Operations to Post-merger Adjusted Free Cash Flow:

(in millions)	Fiscal 2025
Cash from operations	$103
Pre-merger cash from operations	90
Additions to property, plant and equipment, net	(67)
Post-merger adjusted free cash flow	126

Fiscal 2025
Operating income	$5
Depreciation and amortization	206
Transaction, business consolidation and other activities(2)	94
Argentina hyperinflation	4
GAAP carve-out allocation(3)	3
Other non-cash charges(4)(5)	42
Adjusted EBITDA(1)	$354
PF GLT Adjusted EBITDA (Oct 2024)	8
Annualized Adjusted EBITDA	$362

(1)Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. Comparable basis measures exclude the impact of currency translation effects and acquisitions. These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “Post-merger free cash flow” as cash flow from operating activities, less pre-merger free cash flow, less net additions to property, plant, and equipment. We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity. We believe post-merger free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.
We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance. We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.
(2)Includes restructuring, business optimization and other charges and YTD balance also includes $19 million of transaction compensation
(3)Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process
(4)Includes a $4 million and $16 million inventory step-up charge related to Glatfelter merger in the quarter and YTD, respectively, and other non-cash charges
(5)Includes stock compensation expense and equipment disposals
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Magnera

MAGNERA CORPORATION
LAURA JONES
9335 HARRIS CORNERS PARKWAY, SUITE 300
CHARLOTTE, NC 28269

SCAN TO
VIEW MATERIALS & VOTE

Your vote matters - here's how to vote!

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 8, 2026 for shares held directly and by 11:59 p.m. Eastern Time on March 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAGN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 8, 2026 for shares held directly and by 11:59 p.m. Eastern Time on March 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82006-P39891-Z91407

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGNERA CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Curtis L. Begle	☐	☐	☐
1b. Bruce Brown	☐	☐	☐
1c. Michael S. Curless	☐	☐	☐
1d. Thomas M. Fahnemann	☐	☐	☐
1e. Kevin M. Fogarty	☐	☐	☐
1f. Mary D. Hall	☐	☐	☐
1g. Samantha J. Marnick	☐	☐	☐
1h. C. Rick Rickertsen	☐	☐	☐
1i. Thomas E. Salmon	☐	☐	☐

	Yes	**No**
Do you plan to attend the 2026 Magnera Virtual Annual Shareholder Meeting?	☐	☐

	For	**Against**	**Abstain**
2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 26, 2026.	☐	☐	☐
3. Advisory approval of the Company's named executive officer compensation for the fiscal year ended September 27, 2025.	☐	☐	☐

If voting by mail, this section must be completed for your vote to be counted. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Magnera Corporation

2026 Annual Shareholder Meeting

www.virtualshareholdermeeting.com/MAGN2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be Held March 9, 2026:
Magnera Corporation's Proxy Statement for the 2026 Annual Meeting of Shareholders and the Annual Report for the year ended September 27, 2025, are available at ir.magnera.com and www.proxyvote.com.

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

V82007-P39891-Z91407

Proxy — MAGNERA CORPORATION

CHARLOTTE, NORTH CAROLINA

The undersigned shareholder of Magnera Corporation hereby appoints Curtis L. Begle and Jill L. Urey and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/MAGN2026 at 9:00 a.m. Eastern Time on Monday, March 9, 2026, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion, to the extent permitted by applicable law, rule or regulation, upon such other business as may come before the Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

When properly executed, this proxy will be voted as directed herein. It is agreed that, if no direction is given or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of each of the directors listed and FOR Proposals 2 and 3.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)